Exhibit (99)(b)

WACHOVIA FOURTH QUARTER 2006

QUARTERLY EARNINGS REPORT

JANUARY 23, 2007

READERS ARE ENCOURAGED TO REFER TO WACHOVIA’S RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2006, PRESENTED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), WHICH MAY BE FOUND IN WACHOVIA’S THIRD QUARTER 2006 REPORT ON FORM 10-Q.

ALL NARRATIVE COMPARISONS ARE WITH THIRD QUARTER 2006 UNLESS OTHERWISE NOTED.

THE INFORMATION CONTAINED HEREIN INCLUDES CERTAIN NON-GAAP FINANCIAL MEASURES. PLEASE REFER TO PAGES 42-46 FOR AN IMPORTANT EXPLANATION OF OUR USE OF NON-GAAP MEASURES AND RECONCILIATION OF THOSE NON-GAAP MEASURES TO GAAP.

Wachovia 4Q06 Quarterly Earnings Report

EXPLANATION OF “COMBINED” RESULTS

CERTAIN TABLES AND NARRATIVE COMPARISONS IN THIS QUARTERLY EARNINGS REPORT INCLUDE REFERENCES TO “COMBINED” RESULTS FOR THIRD QUARTER 2006 AND PRIOR QUARTERS. “COMBINED” RESULTS FOR THE THIRD QUARTER OF 2006 AND PRIOR QUARTERS REPRESENT WACHOVIA’S ACTUAL RESULTS PLUS THE ACTUAL RESULTS OF GOLDEN WEST. “COMBINED” RESULTS INCLUDE PURCHASE ACCOUNTING AND OTHER CLOSING ADJUSTMENTS (PAA) AS OF THE ACTUAL CLOSING DATE OF OCTOBER 1, 2006; “COMBINED” RESULTS FOR PRIOR PERIODS INCLUDE AMORTIZATION/ACCRETION BASED ON PRELIMINARY FAIR VALUE PURCHASE ACCOUNTING ADJUSTMENTS FOR SECURITIES, LOANS, PREMISES AND EQUIPMENT, DEPOSITS, LONG-TERM DEBT AND DEPOSIT BASE INTANGIBLE (DBI). IN ADDITION, “COMBINED” RESULTS ALSO INCLUDE A “FUNDING COST” WHICH REPRESENTS INTEREST EXPENSE CALCULATED AT A RATE OF 5.35% ON THE CASH PORTION OF THE PURCHASE PRICE AND MERGER-RELATED AND RESTRUCTURING EXPENSES. READERS SHOULD NOTE THAT SUCH PURCHASE ACCOUNTING ADJUSTMENTS AND FUNDING COSTS MAY HAVE BEEN DIFFERENT IF THE MERGER HAD BEEN COMPLETED IN PRIOR PERIODS, ALTHOUGH FOR PURPOSES OF PRESENTING THE “COMBINED” RESULTS WE HAVE ASSUMED THEY WERE NOT DIFFERENT.

THE “COMBINED” RESULTS ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THE PRESENTATION OF RESULTS ON THIS “COMBINED” BASIS IS NOT A PRESENTATION THAT CONFORMS WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. READERS ARE ENCOURAGED TO REFER TO WACHOVIA’S RESULTS PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, WHICH MAY BE FOUND IN EXHIBIT (99)(C) TO WACHOVIA’S CURRENT REPORT ON FORM 8-K, FILED ON JANUARY 23, 2007. ALL NARRATIVE COMPARISONS ARE TO WACHOVIA-ONLY RESULTS FOR PRIOR PERIODS UNLESS OTHERWISE NOTED. SEE ALSO “SUPPLEMENTAL ILLUSTRATIVE COMBINED INFORMATION” ON PAGE 48 FOR A FURTHER DISCUSSION REGARDING THE “COMBINED” PRESENTATION.

IN 4Q06, AS A RESULT OF PERFORMING OUR STAFF ACCOUNTING BULLETIN NO. 108, CONSIDERING THE EFFECTS OF PRIOR YEAR MISSTATEMENTS WHEN QUANTIFYING MISSTATEMENTS IN CURRENT YEAR FINANCIAL STATEMENTS (SAB 108) REVIEW, WE ELECTED TO RECORD CERTAIN IMMATERIAL, PRIOR YEAR ADJUSTMENTS WHICH ARE UNRELATED TO SAB 108 AND WHICH ARE FURTHER DISCUSSED AND OUTLINED ON PAGE 21. THESE ADJUSTMENTS ARE REFERRED TO AS “4Q06 ADJUSTMENTS” AND IN SOME INSTANCES, OUR REPORTED RESULTS ARE DISCUSSED EXCLUDING THE EFFECT OF THESE 4Q06 ADJUSTMENTS TO ILLUSTRATE THE EFFECTS ON CORE OPERATING TRENDS WITHOUT SUCH ADJUSTMENTS.

IN SOME INSTANCES, “COMBINED” RESULTS ARE DISCUSSED EXCLUDING THE EFFECTS OF GOLDEN WEST’S LARGE CHARITABLE CONTRIBUTION AND RELATED SECURITIES GAIN IN 3Q06 (THE “CHARITABLE CONTRIBUTION”), TO ILLUSTRATE THE EFFECTS ON CORE OPERATING TRENDS WITHOUT SUCH CHARITABLE CONTRIBUTION.

ALL NARRATIVE COMPARISONS OF “COMBINED” RESULTS PERTAIN TO 4Q06 REPORTED RESULTS VERSUS “COMBINED” 3Q06 RESULTS UNLESS OTHERWISE NOTED. IN ADDITION, “COMBINED” RESULTS DO NOT REFLECT THE ACQUISITION OF WESTCORP AND WFS FINANCIAL INC COMPLETED ON MARCH 1, 2006, FOR PERIODS PRIOR TO THE ACQUISITION DATE.

FOR EASE OF USE, COMMENTS PERTAINING TO AS REPORTED OR ACTUAL RESULTS ARE PRESENTED IN BOLD TYPE.

“COMBINED” SUMMARY

3Q06 AND 4Q05:	REPORTED RESULTS PLUS GOLDEN WEST’S RESULTS PLUS THREE MONTHS OF PAA AND DBI ACCRETION/AMORTIZATION AND FUNDING COSTS.

Page-1

Wachovia 4Q06 Quarterly Earnings Report

Fourth Quarter 2006 Financial Highlights

•	Earnings of $2.3 billion up 23% from 3Q06 and 35% from 4Q05; EPS of $1.20 up 3% and 10% from 4Q05

—	Excluding $0.01 per share of net merger-related and restructuring expenses, record EPS of $1.21 up 2% from 3Q06 and up 9% from 4Q05

•	Segment earnings reflect strong execution, particularly in market-related businesses, and the impact of the Golden West merger on the General Bank

Segment Earnings
	vs. 3Q06	vs. 4Q05
General Bank	+34%	+73%
Wealth Management	+4%	+29%
Corporate & Investment Bank	+31%	+27%
Capital Management	+8%	+42%

Adjusted 4Q06 vs. Adjusted Combined 3Q06

The following chart adjusts Reported and Combined results to illustrate operating trends without the impact of 4Q06 adjustments and Golden West’s 3Q06 large charitable contribution; additional detail is included on pages 9, 10 and 21.

(In millions)	A Reported 4Q06	B Combined 3Q06	C 4Q06 Adjustments	D 3Q06 GDW Charitable Contribution	A+C Adjusted Reported 4Q06	B+D Adjusted Combined 3Q06	Adj 4Q06 vs Adj 3Q06
Net interest income (Tax-equivalent)	$4,612	4,479	(24)	—	4,588	4,479	2%
Fee and other income	3,980	3,866	(115)	(367)	3,865	3,499	10

Total revenue (Tax-equivalent)	8,592	8,345	(139)	(367)	8,453	7,978	6
Provision for credit losses	206	109	—	—	206	109	89
Total noninterest expense	4,931	4,771	(198)	(372)	4,733	4,399	8
Minority interest in income of consolidated subsidiaries	125	104	—	—	125	104	20

Pre-tax income from continuing operations (Tax-equivalent)	3,330	3,361	59	5	3,389	3,366	1
Income taxes (Tax-equivalent)	1,075	1,017	72	130	1,147	1,147	—

Income from continuing operations	2,255	2,344	(13)	(125)	2,242	2,219	1
Discontinued operations, net of income taxes	46	—	—	—	46	—	—

Net income	$2,301	2,344	(13)	(125)	2,288	2,219	3%

•	Adjusted revenues up 6% and up 13% from Combined 4Q05

—	Adjusted net interest income up 2% reflecting higher trading-related net interest income and improved deposit pricing partially offset by the continued mix shift to lower spread deposits

•	Adjusted Combined margin rose 9 bps to 3.08% from 2.99%

—	Adjusted fee income increased 10% on strength in market-related fees and other income

•	Adjusted other noninterest expense up 8% driven by higher revenue-based incentives and sundry expense (including higher legal costs) from lower than normal 3Q06 levels, up 6% from Combined 4Q05

—	4Q06 includes $88 million relating to efficiency, de novo expansion and credit card initiatives

•	Combined average loans up 2% with strength in both commercial and consumer; up 17% from Combined 4Q05

•	Combined average core deposits grew 2% on strength in retail CDs; up 4% from Combined 4Q05

•	Nonperforming assets of $1.4 billion increased $600 million including $700 million relating to Golden West; 32 bps of loans

•	Net charge-offs of $140 million

—	Provision expense of $206 million includes $28 million relating to credit card and $22 million due to a refinement of our reserving methodology on a portion of our business banking portfolio

•	Tangible equity of 4.75% and leverage ratio of 6.01%; repurchased 7.1 million shares during the quarter

•	Golden West merger closed on October 1, 2006

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Wachovia 4Q06 Quarterly Earnings Report

Earnings Reconciliation

Earnings Reconciliation

	2006								2005		4Q06 EPS
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Fourth Quarter		vs	vs
(After-tax in millions, except per share data)	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS	3Q06	4Q05
Net income (GAAP)	$2,301	1.20	1,877	1.17	1,885	1.17	1,728	1.09	1,707	1.09	3%	10
Net merger-related and restructuring expenses	29	0.01	25	0.02	15	0.01	46	0.03	37	0.02	(50)	(50)

Earnings excluding merger-related and restructuring expenses	2,330	1.21	1,902	1.19	1,900	1.18	1,774	1.12	1,744	1.11	2	9
Discontinued operations, net of income taxes	(46)	(0.02)	—	—	—	—	—	—	(214)	(0.14)	—	(86)

Earnings excluding merger-related and restructuring expenses, and discontinued operations	2,284	1.19	1,902	1.19	1,900	1.18	1,774	1.12	1,530	0.97	—	23
Deposit base and other intangible amortization	90	0.05	59	0.04	64	0.04	59	0.04	57	0.04	25	25

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	$2,374	1.24	1,961	1.23	1,964	1.22	1,833	1.16	1,587	1.01	1%	23

KEY POINTS

•	Results include $46 million after-tax gain ($0.02 per share) relating to 4Q05 sale of corporate and institutional trust businesses, reported in the Parent

•	Expect 2007 intangible amortization of $0.14 per share: 1Q07 $0.04; 2Q07 $0.04; 3Q07 $0.03; 4Q07 $0.03, based on 4Q06 average diluted shares outstanding of 1,922 million

Page-3

Wachovia 4Q06 Quarterly Earnings Report

Full Year 2006 vs. 2005

Total Corporation

Performance Summary

			2006 vs 2005		Combined
	Years Ended December 31,						2006 vs 2005
(Dollars in millions, except per share data)	2006	2005			2006	2005
Income statement data
Net interest income (Tax-equivalent)	$15,404	13,900	11%		$18,115	17,237	5%
Fee and other income	14,545	12,219	19		15,009	12,330	22

Total revenue (Tax-equivalent)	29,949	26,119	15		33,124	29,567	12
Provision for credit losses	434	249	74		441	256	72
Noninterest expense	17,476	15,847	10		18,837	16,981	11
Minority interest	414	342	21		414	342	21
Income taxes (Tax-equivalent)	3,880	3,252	19		4,473	4,146	8

Income from continuing operations	7,745	6,429	20		8,959	7,842	14
Discontinued operations, net of income taxes	46	214	(79)		46	214	(79)

Net income (GAAP)	$7,791	6,643	17%		$9,005	8,056	12%

Performance and other data
Diluted earnings per share
Net income (GAAP)	$4.63	4.19	11%
Earnings excluding merger-related and restructuring expenses	4.70	4.30	9
Economic profit	$5,561	4,647	20
Risk adjusted return on capital (RAROC)	38.12%	37.87	24	bps
Economic capital, average	$20,507	17,293	19
Cash overhead efficiency ratio (Tax-equivalent)	56.34%	57.96	(162	)bps	54.63%	54.44	19	bps
Cash operating leverage	$2,095	1,781	18
Lending commitments	254,415	220,837	15
Average loans, net	307,722	227,922	35		$398,438	337,880	18%
Average core deposits	$309,026	278,721	11		$355,808	336,567	6%
FTE employees	108,238	93,980	15%

Total Corporation Performance Summary

			2006 vs 2005		Adjusted Combined
	Years Ended December 31,						2006 vs 2005
(Dollars in millions, except per share data)	Adjusted 2006	2005			2006	2005
Income statement data
Net interest income (Tax-equivalent)	$15,380	13,900	11%		$18,091	17,237	5%
Fee and other income	14,430	12,219	18		14,527	12,330	18

Total revenue (Tax-equivalent)	29,810	26,119	14		32,618	29,567	10
Provision for credit losses	434	249	74		441	256	72
Noninterest expense	17,278	15,847	9		18,267	16,981	8
Minority interest	414	342	21		414	342	21
Income taxes (Tax-equivalent)	3,952	3,252	22		4,675	4,146	13

Income from continuing operations	7,732	6,429	20		8,821	7,842	12
Discontinued operations, net of income taxes	46	214	(79)		46	214	(79)

Net income (GAAP)	$7,778	6,643	17%		$8,867	8,056	10%

Page-4

Wachovia 4Q06 Quarterly Earnings Report

	General Bank		2006 vs	Wealth Management		2006 vs
	Combined	Combined		Actual	Actual
(In millions)	2006	2005	2005	2006	2005	2005
Income statement data
Net interest income (Tax-equivalent)	$14,756	13,210	12%	$602	581	4%
Fee and other income	3,637	2,940	24	779	718	8
Intersegment revenue	198	194	2	6	6	—

Total revenue (Tax-equivalent)	18,591	16,344	14	1,387	1,305	6
Provision for credit losses	428	277	55	2	6	—
Noninterest expense	7,893	7,170	10	964	908	6
Income taxes (Tax-equivalent)	3,748	3,265	15	154	143	8

Segment earnings	$6,522	5,632	16%	$267	248	8%

	Corporate and Investment Bank		2006 vs 2005	Capital Management		2006 vs 2005
(In millions)	Actual 2006	Actual 2005		Actual 2006	Actual 2005
Income statement data
Net interest income (Tax-equivalent)	$2,037	2,220	(8)%	$1,013	834	21%
Fee and other income	4,799	3,696	30	5,041	4,591	10
Intersegment revenue	(179)	(169)	6	(32)	(34)	6

Total revenue (Tax-equivalent)	6,657	5,747	16	6,022	5,391	12
Provision for credit losses	(32)	(27)	19	—	—	—
Noninterest expense	3,547	3,037	17	4,555	4,293	6
Income taxes (Tax-equivalent)	1,160	1,018	14	536	403	33

Segment earnings	$1,982	1,719	15%	$931	695	34%

KEY POINTS

•	Record earnings in all business segments

Page-5

Wachovia 4Q06 Quarterly Earnings Report

Summary Results

Earnings Summary

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05	Combined
(In millions, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			3Q06	4Q06 vs 3Q06	4Q05
Net interest income (Tax-equivalent)	$4,612	3,578	3,675	3,539	3,575	29%	29	$4,479	3%	$4,467
Fee and other income	3,980	3,465	3,583	3,517	2,989	15	33	3,866	3	3,022

Total revenue (Tax-equivalent)	8,592	7,043	7,258	7,056	6,564	22	31	8,345	3	7,489
Provision for credit losses	206	108	59	61	81	91	—	109	89	83
Other noninterest expense	4,741	3,915	4,139	4,079	4,032	21	18	4,580	4	4,294
Merger-related and restructuring expenses	49	38	24	68	58	29	(16)	61	(20)	58
Other intangible amortization	141	92	98	92	93	53	52	130	8	152

Total noninterest expense	4,931	4,045	4,261	4,239	4,183	22	18	4,771	3	4,504
Minority interest in income of consolidated subsidiaries	125	104	90	95	103	20	21	104	20	103

Income from continuing operations before income taxes (Tax-equivalent)	3,330	2,786	2,848	2,661	2,197	20	52	3,361	(1)	2,799
Income taxes (Tax-equivalent)	1,075	909	963	933	704	18	53	1,017	6	932

Income from continuing operations	2,255	1,877	1,885	1,728	1,493	20	51	2,344	(4)	1,867
Discontinued operations, net of income taxes	46	—	—	—	214	—	(79)	—	—	214

Net income	$2,301	1,877	1,885	1,728	1,707	23%	35	$2,344	(2)%	$2,081

Diluted earnings per common share from continuing operations	$1.18	1.17	1.17	1.09	0.95	1%	24
Diluted earnings per common share based on net income	$1.20	1.17	1.17	1.09	1.09	3	10
Dividend payout ratio on common shares	46.67%	47.86	43.59	46.79	46.79	—	—
Return on average common stockholders’ equity	13.09	14.85	15.41	14.62	14.60	—	—
Return on average assets	1.31	1.34	1.39	1.34	1.30	—	—
Overhead efficiency ratio (Tax-equivalent)	57.38%	57.44	58.71	60.07	63.72	—	—	57.18%	—%	60.14%
Operating leverage (Tax-equivalent)	$665	1	180	436	(312)	—%	—

KEY POINTS

•	Net interest income increased 29% largely driven by merger activity

—	Combined net interest income up 3%, as the effect of higher trading-related net interest income, loan growth, $24 million of 4Q06 adjustments and improved deposit pricing were somewhat offset by increased borrowing costs as well as the effect of the 3Q06 period-end sale of $12.9 billion of securities and the effect of the inverted yield curve

(See Appendix, pages 23-25 for further detail)

Page-6

Wachovia 4Q06 Quarterly Earnings Report

Other Financial Measures

Performance Highlights

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(Dollars in millions, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Earnings excluding merger-related and restructuring expenses, and discontinued operations (a)(b)
Net income	$2,284	1,902	1,900	1,774	1,530	20%	49
Return on average assets	1.30%	1.36	1.40	1.38	1.17	—	—
Return on average common stockholders’ equity	12.98	15.02	15.52	15.01	13.05	—	—
Overhead efficiency ratio (Tax-equivalent)	56.81	56.90	58.39	59.10	62.84	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	53.56%	53.30	54.85	55.20	59.52	—	—
Operating leverage (Tax-equivalent)	$675	16	135	446	(337)	—%	—

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations (a)(b)
Net income	$2,374	1,961	1,964	1,833	1,587	21%	50
Dividend payout ratio on common shares	45.16%	45.53	41.80	43.97	50.50	—	—
Return on average tangible assets	1.43	1.47	1.52	1.49	1.27	—	—
Return on average tangible common stockholders’ equity	31.58	30.79	32.63	30.64	27.11	—	—
Overhead efficiency ratio (Tax-equivalent)	55.17	55.60	57.03	57.81	61.41	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	51.62%	51.73	53.22	53.63	57.79	—	—
Operating leverage (Tax-equivalent)	$725	8	142	444	(343)	—%	—

Other financial data
Net interest margin	3.09%	3.03	3.18	3.21	3.25	—	—
Fee and other income as % of total revenue	46.32	49.20	49.37	49.84	45.55	—	—
Effective tax rate (c)	31.74	31.71	33.05	33.84	34.10	—	—
Effective tax rate (Tax-equivalent) (c) (d)	32.46%	32.61	33.84	35.06	35.39	—	—

Asset quality
Allowance for loan losses as % of loans, net	0.80%	1.03	1.07	1.08	1.05	—	—
Allowance for loan losses as % of nonperforming assets	246	396	421	389	378	—	—
Allowance for credit losses as % of loans, net	0.84	1.09	1.13	1.14	1.11	—	—
Net charge-offs as % of average loans, net	0.14	0.16	0.08	0.09	0.09	—	—
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	0.32%	0.26	0.25	0.28	0.28	—	—

Capital adequacy
Tier 1 capital ratio (e)	7.47%	7.74	7.81	7.87	7.50	—	—
Tangible capital ratio (including FAS 115/133/158)	4.45	4.91	4.52	4.80	4.93	—	—
Tangible capital ratio (excluding FAS 115/133/158)	4.75	5.09	4.96	5.08	5.06	—	—
Leverage ratio (e)	6.01%	6.60	6.57	6.86	6.12	—	—

Other
Average diluted common shares (In millions)	1,922	1,600	1,613	1,586	1,570	20%	22
Actual common shares (In millions)	1,904	1,581	1,589	1,608	1,557	20	22
Dividends paid per common share	$0.56	0.56	0.51	0.51	0.51	—	10
Book value per common share	36.61	32.37	30.75	30.95	30.55	13	20
Common stock price	56.95	55.80	54.08	56.05	52.86	2	8
Market capitalization	$108,443	88,231	85,960	90,156	82,291	23	32
Common stock price to book value	156%	172	176	181	173	(9)	(10)
FTE employees	108,238	97,060	97,316	97,134	93,980	12	15
Total financial centers/brokerage offices	4,126	3,870	3,847	3,889	3,850	7	7
ATMs	5,212	5,163	5,134	5,179	5,119	1%	2

(a)	See tables on page 3, and on pages 42 through 46 for reconciliation to earnings prepared in accordance with GAAP.
(b)	See page 3 for the most directly comparable GAAP financial measure and pages 42 through 46 for reconciliation to earnings prepared in accordance with GAAP.
(c)	4Q06 and 4Q05 includes taxes on discontinued operations.
(d)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.
(e)	The fourth quarter of 2006 is based on estimates.

KEY POINTS

•	Cash overhead efficiency ratio declined 43 bps to 55.17% including the benefit of the Golden West merger

•	Net interest margin improved 6 bps to 3.09% as benefits of the 3Q06 period-end sale of $12.9 billion of securities, higher trading-related net interest income and improved deposit pricing were somewhat offset by growth in lower-spread assets, the addition of Golden West, higher borrowing costs and the continued effect of the yield curve

•	Effective tax rate of 32.46% reflects the addition of Golden West; estimated standalone effective tax rate of 33.32%

•	Tangible capital ratio of 4.75% reflects the addition of Golden West

•	Average diluted shares up 322 million reflecting 326 million shares issued in the Golden West merger and the net effect of employee stock option and restricted share activity somewhat offset by the repurchase of 7.1 million shares during the quarter at an average cost of $55.22 per share and the ongoing effect of 3Q06 repurchases

(See Appendix, pages 20-27 for further detail)

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Wachovia 4Q06 Quarterly Earnings Report

Loan and Deposit Growth

Average Balance Sheet Data

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			3Q06	4Q06 vs 3Q06	4Q05
Assets
Trading assets	$31,069	31,160	29,252	27,240	34,461	—%	(10)	$31,160	—%	$34,461
Securities	108,543	122,152	124,102	117,944	115,557	(11)	(6)	122,976	(12)	117,146
Commercial loans, net
General Bank	93,207	91,040	88,958	85,912	83,577	2	12	91,171	2	83,716
Corporate and Investment Bank	46,944	45,789	43,846	42,983	41,604	3	13	45,789	3	41,604
Other	14,155	13,737	13,537	13,574	13,180	3	7	14,045	1	13,600

Total commercial loans, net	154,306	150,566	146,341	142,469	138,361	2	12	151,005	2	138,920
Consumer loans, net	258,255	130,544	128,924	118,105	99,121	98	—	253,311	2	214,831

Total loans, net	412,561	281,110	275,265	260,574	237,482	47	74	404,316	2	353,751
Loans held for sale	11,928	12,130	9,320	8,274	17,646	(2)	(32)	12,278	(3)	17,760
Other earning assets (a)	32,792	25,587	25,293	28,495	34,058	28	(4)	29,226	12	38,037

Total earning assets	596,893	472,139	463,232	442,527	439,204	26	36	599,956	(1)	561,155
Cash	12,418	11,973	12,055	12,762	12,770	4	(3)	12,421	—	13,177
Other assets	89,376	71,052	68,325	66,920	68,408	26	31	86,600	3	83,711

Total assets	$698,687	555,164	543,612	522,209	520,382	26%	34	$698,977	—%	$658,043

Liabilities and Stockholders’ Equity
Core interest-bearing deposits	$299,402	227,674	226,140	225,724	223,484	32%	34	$292,155	2%	$283,177
Foreign and other time deposits	32,953	35,133	36,300	32,616	32,323	(6)	2	35,147	(6)	32,344

Total interest-bearing deposits	332,355	262,807	262,440	258,340	255,807	26	30	327,302	2	315,521
Short-term borrowings	65,239	71,030	69,069	70,014	79,363	(8)	(18)	76,549	(15)	85,246
Long-term debt	139,364	80,726	71,725	56,052	47,804	73	—	135,722	3	102,565

Total interest-bearing liabilities	536,958	414,563	403,234	384,406	382,974	30	40	539,573	—	503,332
Noninterest-bearing deposits	63,025	63,553	65,498	64,490	64,018	(1)	(2)	63,728	(1)	64,228
Other liabilities	28,979	26,905	25,817	25,387	26,983	8	7	27,170	7	26,855

Total liabilities	628,962	505,021	494,549	474,283	473,975	25	33	630,471	—	594,415
Stockholders’ equity	69,725	50,143	49,063	47,926	46,407	39	50	68,506	2	63,628

Total liabilities and stockholders’ equity	$698,687	555,164	543,612	522,209	520,382	26%	34	$698,977	—%	$658,043

(a) Includes interest-bearing bank balances, federal funds sold and securities purchased under resale agreements.

Memoranda
Low-cost core deposits	$250,569	238,875	243,249	243,905	243,953	5%	3	$251,487	—%	$259,670
Other core deposits	111,858	52,352	48,389	46,309	43,549	—	—	104,396	7	87,735

Total core deposits	$362,427	291,227	291,638	290,214	287,502	24%	26	$355,883	2%	$347,405

KEY POINTS

•	Securities declined $13.6 billion, or 11% largely reflecting the 3Q06 period-end sale of $12.9 billion in securities

•	Commercial loans increased $3.7 billion, or 2%; up 12% from 4Q05; driven by strength in middle-market and business banking, commercial real estate portfolios and large corporate

•	Consumer loans increased $127.7 billion and $159.1 billion from 4Q05 driven by the addition of Golden West; Combined consumer loans up 2% reflecting strength in auto and real estate-secured

—	Increase from 4Q05 reflects strength in real estate-secured loans including a $12.5 billion period-end 4Q05 transfer of loans from held for sale and $15.3 billion increase due to Westcorp

•	Other earning assets up $7.2 billion largely due to Golden West; Combined basis up $3.6 billion driven by a $1.7 billion increase in fed funds sold and repos

•	Total earning assets include $4.2 billion of consumer loans held for sale and $4.8 billion of margin loans

•	Long-term debt (original maturity > 12 months) increased $58.6 billion driven by the addition of Golden West as well as the effect of 4Q06 issuances of $10.4 billion and the continuing effect of 3Q06 issuances of $13.8 billion

•	Core deposits increased $71.2 billion driven by the addition of Golden West; Combined core deposits grew 2% as strength in retail CDs offset declines in savings and DDA

—	Combined period-end deposits up 4%

(See Appendix, pages 23-25 for further detail)

Page-8

Wachovia 4Q06 Quarterly Earnings Report

Fee and Other Income

Fee and Other Income

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			3Q06	4Q06 vs 3Q06	4Q05
Service charges	$646	638	622	574	555	1%	16	$640	1%	$557
Other banking fees	452	427	449	428	400	6	13	449	1	412
Commissions	633	562	588	623	573	13	10	568	11	580
Fiduciary and asset management fees	856	823	808	761	790	4	8	823	4	791
Advisory, underwriting and other investment banking fees	433	292	318	302	325	48	33	292	48	325
Trading account profits (losses)	29	123	164	219	(31)	(76)	—	123	(76)	(31)
Principal investing	142	91	189	103	135	56	5	91	56	135
Securities gains (losses)	47	94	25	(48)	(74)	(50)	—	462	(90)	(74)
Other income	742	415	420	555	316	79	—	418	78	327

Total fee and other income	$3,980	3,465	3,583	3,517	2,989	15%	33	$3,866	3%	$3,022

KEY POINTS

•	Fee and other income increased 15%; grew 33% vs. 4Q05

—	Adjusted results up 10% vs. Adjusted Combined 3Q06 driven by higher market-related revenues, particularly commercial mortgage securitization activity

Fee and Other Income

(In millions)	A Reported 4Q06	B Combined 3Q06	C 4Q06 Adjustments	D 3Q06 GDW Charitable Contribution	A+C Adjusted Reported 4Q06	B+D Adjusted Combined 3Q06	Adjusted 4Q06 vs Adjusted 3Q06
Service charges	$646	640	(22)	—	624	640	(3)%
Securities gains	47	462	—	(367)	47	95	(51)
Other income	3,287	2,764	(93)	—	3,194	2,764	16

Total fee and other income	$3,980	3,866	(115)	(367)	3,865	3,499	10%

•	Service charges rose 1%; up 16% from 4Q05; Adjusted service charges decreased 3% vs. Adjusted Combined 3Q06 on seasonal declines in commercial and lower volumes in consumer

•	Other banking fees increased 6% and 13% from 4Q05

—	Combined fees were up 1% as higher interchange revenues were largely offset by declines in mortgage banking income including a $21 million reduction resulting from the sale of the HomEq servicing business; up 10% from 4Q05

•	Commissions increased 13% and 10% from 4Q05 on strength in retail brokerage transaction activity

•	Record fiduciary and asset management fees grew 4% reflecting strength in managed account fees, the addition of Golden West and higher market valuations; up 8% from 4Q05

—	Results vs. 4Q05 reflect $59 million higher retail brokerage managed account fees and the effect of acquisitions somewhat offset by a $51 million reduction relating to the 4Q05 sale of the Corporate and Institutional Trust businesses

•	Record advisory, underwriting and other investment banking fees increased $141 million, or 48%; up 33% from 4Q05

—	Driven by increases in equities originations, M&A, and loan syndications

•	Trading account profits decreased $94 million

•	Principal investing net gains of $142 million increased $51 million on direct investment gains and fund distributions

•	Other income increased $327 million to $742 million

—	Results include $217 million relating to commercial mortgage securitization activity (including $41 million of asymmetrical hedge gains vs. losses of $63 million in 3Q06), $93 million of 4Q06 adjustments and $121 million in consumer loan securitization and sale gains vs. $89 million in 3Q06

—	Aggregate contribution of all asymmetrical and macro hedge gains/losses of $15 million significantly offset by related incentive expense increase

(See Appendix, pages 26-27 for further detail)

Page-9

Wachovia 4Q06 Quarterly Earnings Report

Noninterest Expense

Noninterest Expense

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			3Q06	4Q06 vs 3Q06	4Q05
Salaries and employee benefits	$3,023	2,531	2,652	2,697	2,470	19%	22	$2,737	10%	$2,647
Occupancy	323	284	291	275	283	14	14	304	6	303
Equipment	314	291	299	280	277	8	13	313	—	296
Advertising	47	54	56	47	51	(13)	(8)	60	(22)	59
Communications and supplies	166	158	162	167	155	5	7	173	(4)	167
Professional and consulting fees	239	200	184	167	213	20	12	208	15	220
Sundry expense	629	397	495	446	583	58	8	785	(20)	602

Other noninterest expense	4,741	3,915	4,139	4,079	4,032	21	18	4,580	4	4,294
Merger-related and restructuring expenses	49	38	24	68	58	29	(16)	61	(20)	58
Other intangible amortization	141	92	98	92	93	53	52	130	8	152

Total noninterest expense	$4,931	4,045	4,261	4,239	4,183	22%	18	$4,771	3%	$4,504

KEY POINTS

•	Other noninterest expense increased 21% and 18% vs. 4Q05 driven by merger activity

—	Adjusted results up 8% vs. Adjusted Combined 3Q06 driven by higher revenue-based incentives from lower 3Q06 levels

Noninterest Expense

(In millions)	A Reported 4Q06	B Combined 3Q06	C 4Q06 Adjustments	D 3Q06 GDW Charitable Contribution	A+C Adjusted Reported 4Q06	B+D Adjusted Combined 3Q06	Adjusted 4Q06 vs Adjusted 3Q06
Salaries and employee benefits	$3,023	2,737	(99)	—	2,924	2,737	7%
Sundry expense	629	785	(99)	(372)	530	413	28
Other expense	1,089	1,058	—	—	1,089	1,058	3

Other noninterest expense	$4,741	4,580	(198)	(372)	4,543	4,208	8%

—	4Q06 includes $24 million relating to efficiency initiative spending principally in severance expense, $28 million associated with de novo expansion and branch consolidations as well as $36 million relating to credit card

•	Salaries and employee benefits increased 19%; Adjusted results up 7% vs. Adjusted Combined 3Q06 reflecting higher revenue-based incentives and de novo expansion costs

•	Professional and consulting fees increased 20%; Combined basis up 15% driven largely by continued efficiency initiative projects and seasonality

•	Sundry expense increased 58% from previously disclosed lower levels and from the addition of Golden West; Adjusted results up 28% vs. Adjusted Combined 3Q06

—	Wachovia 3Q06 sundry expense at lower than normal levels due to favorable resolution of franchise tax matters and lower general liability insurance costs

—	4Q06 reflects higher legal costs

(See Appendix, page 27 for further detail)

Page-10

Wachovia 4Q06 Quarterly Earnings Report

General Bank

This segment includes Retail and Small Business, and Commercial.

General Bank

Performance Summary

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05	Combined
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			3Q06	4Q06 vs 3Q06	4Q05
Income statement data
Net interest income (Tax-equivalent)	$3,778	2,823	2,784	2,537	2,467	34%	53	$3,751	1%	$3,414
Fee and other income	951	902	855	872	746	5	27	923	3	766
Intersegment revenue	59	48	48	43	55	23	7	48	23	55

Total revenue (Tax-equivalent)	4,788	3,773	3,687	3,452	3,268	27	47	4,722	1	4,235
Provision for credit losses	148	123	95	62	75	20	97	123	20	75
Noninterest expense	2,009	1,689	1,751	1,668	1,669	19	20	1,957	3	1,910
Income taxes (Tax-equivalent)	960	715	673	628	559	34	72	964	—	826

Segment earnings	$1,671	1,246	1,168	1,094	965	34%	73	$1,678	—%	$1,424

Performance and other data
Economic profit	$1,286	980	892	850	738	31%	74
Risk adjusted return on capital (RAROC)	51.77%	56.85	53.96	57.61	52.40	—	—
Economic capital, average	$12,510	8,480	8,330	7,395	7,071	48	77
Cash overhead efficiency ratio (Tax-equivalent)	41.98%	44.74	47.52	48.30	51.07	—	—	41.46%	—%	45.09%
Lending commitments	$139,940	128,380	121,181	115,788	111,202	9	26
Average loans, net	324,844	197,041	192,422	178,149	168,761	65	92	$320,743	1%	$285,414
Average core deposits	$288,441	216,410	214,419	210,939	208,005	33	39	$280,992	3%	$267,834
FTE employees	55,622	45,687	45,406	45,349	42,022	22%	32

General Bank Key Metrics

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Customer overall satisfaction score (a)	6.64	6.62	6.61	6.62	6.63	—%	—
New/Lost ratio	1.29	1.30	1.31	1.27	1.19	(1)	8
Online active customers (In thousands) (b)	3,997	3,833	3,634	3,421	3,210	4	25
Financial centers	3,375	3,133	3,109	3,159	3,131	8%	8

(a)	Gallup survey measured on a 1-7 scale; 6.4 = “best in class”.
(b)	Retail and small business.

RECORD SEGMENT EARNINGS OF $1.7 BILLION

•	Revenue of $4.8 billion up 27%, and up 47% from 4Q05 driven by Golden West and Westcorp and strong loan and deposit growth

—	Combined net interest income up 1% driven by loan and deposit growth and improved loan spreads; up 11% from 4Q05 driven by Westcorp and loan and deposit growth

—	Combined fees up 3% driven by loan sale and securitization income, which more than offset lower service charges

•	Expenses up 19%; up 20% from 4Q05 driven largely by merger activity

—	Combined expenses up 3% driven by increased corporate allocations from unusually low 3Q06 levels and volume-based expenses; also reflects $28 million due to de novo expansion and branch consolidation costs and $36 million relating to credit card

•	Average loans up 65% and up 92% from 4Q05 reflecting merger activity

—	Combined commercial loans up 2% on growth in middle-market and business banking and commercial real estate

—	Combined consumer loans up 1% driven by growth in real-estate secured, auto and credit card

•	Average core deposits up 33% and up 39% from 4Q05 reflecting merger activity

—	Combined core deposits up 3% driven by growth in CDs and commercial deposits

•	Golden West merger added 290 branches; also opened 24 de novo branches and consolidated 72 branches during the quarter

(See Appendix, pages 28-30 for further discussion of business unit results)

Page-11

Wachovia 4Q06 Quarterly Earnings Report

Wealth Management

Wealth Management

Performance Summary

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$150	150	151	151	153	—%	(2)
Fee and other income	200	197	194	188	189	2	6
Intersegment revenue	3	1	1	1	2	—	50

Total revenue (Tax-equivalent)	353	348	346	340	344	1	3
Provision for credit losses	—	—	2	—	1	—	—
Noninterest expense	235	234	248	247	253	—	(7)
Income taxes (Tax-equivalent)	43	42	35	34	32	2	34

Segment earnings	$75	72	61	59	58	4%	29

Performance and other data
Economic profit	$56	54	44	42	41	4%	37
Risk adjusted return on capital (RAROC)	51.79%	51.47	44.83	43.82	43.01	—	—
Economic capital, average	$541	530	525	515	508	2	6
Cash overhead efficiency ratio (Tax-equivalent)	66.71%	67.19	71.67	72.60	73.22	—	—
Lending commitments	$6,504	6,481	6,285	6,229	5,840	—	11
Average loans, net	16,775	16,449	15,997	15,584	14,902	2	13
Average core deposits	$14,473	14,048	14,551	14,908	14,415	3	—
FTE employees	4,411	4,470	4,671	4,705	4,739	(1)%	(7)

Wealth Management Key Metrics

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Investment assets under administration	$143,879	138,915	135,817	134,293	130,418	4%	10
Assets under management (a)	$72,399	69,711	68,341	68,349	65,572	4	10
Wealth Management advisors	951	970	996	973	978	(2)%	(3)

(a)	These assets are managed by and reported in Capital Management.

RECORD SEGMENT EARNINGS OF $75 MILLION, UP 4% AND 29% FROM 4Q05

•	Record revenue of $353 million was up 1%; up 3% from 4Q05

—	Net interest income was flat as narrowing spreads offset loan and deposit growth

—	Fee and other income increased 2% on sales of non-strategic insurance accounts and growth in commissions

•	Expenses relatively flat on lower incentives offset by higher corporate allocations and technology costs; down 7% from 4Q05 driven by lower salaries, incentives and corporate allocations

•	Assets under management increased 4% on higher market valuation

—	77% YTD acceptance rate on introduction of new investment platform

(See Appendix, page 31 for further discussion of business unit results)

Page-12

Wachovia 4Q06 Quarterly Earnings Report

Corporate and Investment Bank

This segment includes Corporate Lending, Investment Banking, and Treasury and International Trade Finance.

Corporate and Investment Bank

Performance Summary

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$541	485	507	504	586	12%	(8)
Fee and other income	1,353	989	1,215	1,242	901	37	50
Intersegment revenue	(57)	(43)	(42)	(37)	(51)	33	12

Total revenue (Tax-equivalent)	1,837	1,431	1,680	1,709	1,436	28	28
Provision for credit losses	5	(5)	(33)	1	(13)	—	—
Noninterest expense	991	791	878	887	785	25	26
Income taxes (Tax-equivalent)	310	239	308	303	247	30	26

Segment earnings	$531	406	527	518	417	31%	27

Performance and other data
Economic profit	$312	192	304	333	227	63%	37
Risk adjusted return on capital (RAROC)	28.83%	22.60	30.26	33.95	26.97	—	—
Economic capital, average	$6,946	6,564	6,333	5,886	5,629	6	23
Cash overhead efficiency ratio (Tax-equivalent)	53.95%	55.28	52.28	51.89	54.66	—	—
Lending commitments	$107,155	102,698	106,105	103,812	103,079	4	4
Average loans, net	46,946	45,792	43,849	42,986	41,607	3	13
Average core deposits	$26,880	26,184	26,323	25,523	25,981	3	3
FTE employees	5,711	5,692	5,879	5,659	5,789	—%	(1)

Corporate and Investment Bank Sub-segment Revenue

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Investment Banking	$1,261	864	1,091	1,098	865	46%	46
Corporate Lending	316	304	325	359	324	4	(2)
Treasury and International Trade Finance	260	263	264	252	247	(1)	5

Total revenue (Tax-equivalent)	$1,837	1,431	1,680	1,709	1,436	28%	28

Memoranda
Total net trading revenue (Tax-equivalent)	$183	228	285	365	126	(20)%	45

RECORD SEGMENT EARNINGS OF $531 MILLION, UP 31% AND 27% FROM 4Q05

•	Revenue of $1.8 billion increased 28% and 28% from 4Q05

—	Net interest income up 12% on higher trading-related income as well as loan and deposit growth

—	Fee and other income increased 37% on record real estate capital markets results, record advisory and underwriting fees and higher principal investing gains somewhat offset by declines in trading profits

•	Advisory and underwriting strength driven by record results in equities originations, M&A and loan syndications as well as continued strength in asset-backed, CDO and high-grade originations

•	Expenses increased 25% and 26% from 4Q05 driven by higher revenue-based incentives

•	Average loans increased 3% driven by growth in structured products and International Trade Finance; up 13% from 4Q05

•	Average core deposits were up 3%; up 3% from 4Q05

(See Appendix, pages 32-34 for further discussion of business unit results)

Page-13

Wachovia 4Q06 Quarterly Earnings Report

Capital Management

This segment includes Asset Management and Retail Brokerage Services.

Capital Management

Performance Summary

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$257	247	259	250	234	4%	10
Fee and other income	1,354	1,232	1,225	1,230	1,167	10	16
Intersegment revenue	(7)	(8)	(9)	(8)	(7)	13	—

Total revenue (Tax-equivalent)	1,604	1,471	1,475	1,472	1,394	9	15
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	1,202	1,098	1,119	1,136	1,112	9	8
Income taxes (Tax-equivalent)	147	136	130	123	103	8	43

Segment earnings	$255	237	226	213	179	8%	42

Performance and other data
Economic profit	$210	194	183	170	137	8%	53
Risk adjusted return on capital (RAROC)	61.69%	61.07	58.07	54.38	46.23	—	—
Economic capital, average	$1,643	1,536	1,559	1,590	1,533	7	7
Cash overhead efficiency ratio (Tax-equivalent)	74.92%	74.67	75.89	77.18	79.75	—	—
Lending commitments	$219	263	250	237	208	(17)	5
Average loans, net	966	795	616	462	389	22	—
Average core deposits	$30,100	30,114	31,827	33,583	33,348	—	(10)
FTE employees	17,556	17,325	17,273	17,173	17,364	1%	1

Capital Management Key Metrics

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(Dollars in billions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Equity assets	$100.8	93.7	90.6	87.3	82.3	8%	22
Fixed income assets	114.0	106.7	101.4	106.0	104.3	7	9
Money market assets	61.2	49.7	45.3	45.0	43.0	23	42

Total assets under management (a)	276.0	250.1	237.3	238.3	229.6	10	20

Gross fluctuating mutual fund sales	$3.0	2.0	2.9	3.7	2.9	50	3

Full-service financial advisors series 7	8,091	7,972	7,973	7,926	8,028	1	1
Financial center advisors series 6	2,497	2,477	2,541	2,454	2,458	1	2
Broker client assets (b)	$760.0	729.9	704.3	689.1	683.6	4	11
Customer receivables including margin loans	$4.8	4.9	5.3	5.6	5.8	(2)	(17)
Traditional brokerage offices	751	737	738	730	719	2	4
Banking centers with brokerage services	1,934	1,929	1,968	1,984	2,007	—%	(4)

(a)	Includes $72 billion in assets managed for Wealth Management, which are also reported in that segment. Beginning in 4Q06, assets under management include assets retained from the divested Corporate and Institutional Trust business, which were reported in the Parent in previous quarters.
(b)	Beginning in 2Q06, certain mutual funds assets were added to the overall client asset total. Prior periods have not been restated.

RECORD SEGMENT EARNINGS OF $255 MILLION, UP 8% AND 42% FROM 4Q05

•	Revenue of $1.6 billion was up 9%; up 15% from 4Q05

—	Net interest income was up 4%

—	Fee and other income was up 10% due to growth in retail brokerage transaction activity, managed account fees, and growth in assets under management

•	Expenses increased 9% on higher commissions and corporate allocations

—	Retail brokerage pre-tax profit margin of 26%

•	Assets under management increased 10%

—	Driven by $17.8 billion addition of assets retained from $24 billion transferred to Parent in connection with the 4Q05 Corporate and Institutional Trust divestiture

—	Also reflects market appreciation of approximately $5.0 billion, and $3.2 billion relating to Golden West

(See Appendix, pages 35-36 for further discussion of business unit results)

Page-14

Wachovia 4Q06 Quarterly Earnings Report

Asset Quality

Asset Quality

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Nonperforming assets
Nonaccrual loans	$1,234	578	619	672	620	—%	99
Foreclosed properties	132	181	99	108	100	(27)	32

Total nonperforming assets	$1,366	759	718	780	720	80%	90

as % of loans, net and foreclosed properties	0.32%	0.26	0.25	0.28	0.28	25	17

Nonperforming assets in loans held for sale	$16	23	23	24	32	(30)%	(50)

Total nonperforming assets in loans and in loans held for sale	$1,382	782	741	804	752	77%	84

as % of loans, net, foreclosed properties and loans held for sale	0.32%	0.26	0.25	0.28	0.28	—	—

Allowance for credit losses (a)
Allowance for loan losses, beginning of period	$3,004	3,021	3,036	2,724	2,719	(1)%	10
Balance of acquired entities at purchase date	303	—	—	300	—	—	—
Net charge-offs	(140)	(116)	(51)	(59)	(51)	21	—
Allowance relating to loans acquired, transferred to loans held for sale or sold	(18)	(15)	(18)	12	(21)	20	(14)
Provision for credit losses related to loans transferred to loans held for sale or sold (b)	7	(4)	5	—	5	—	40
Provision for credit losses	204	118	49	59	72	73	—

Allowance for loan losses, end of period	3,360	3,004	3,021	3,036	2,724	12	23

Reserve for unfunded lending commitments, beginning of period	159	165	160	158	154	(4)	3
Provision for credit losses	(5)	(6)	5	2	4	(17)	—

Reserve for unfunded lending commitments, end of period	154	159	165	160	158	(3)	(3)

Allowance for credit losses	$3,514	3,163	3,186	3,196	2,882	11%	22

Allowance for loan losses
as % of loans, net	0.80%	1.03	1.07	1.08	1.05	—	—
as % of nonaccrual and restructured loans (c)	272	520	488	452	439	—	—
as % of nonperforming assets (c)	246	396	421	389	378	—	—
Allowance for credit losses
as % of loans, net	0.84%	1.09	1.13	1.14	1.11	—	—

Net charge-offs	$140	116	51	59	51	21%	—
Commercial, as % of average commercial loans	0.04%	0.03	(0.06)	0.05	0.03	—	—
Consumer, as % of average consumer loans	0.19%	0.32	0.23	0.14	0.16	—	—
Total, as % of average loans, net	0.14%	0.16	0.08	0.09	0.09	—	—

Past due loans, 90 days and over, and nonaccrual loans (c)
Commercial, as a % of loans, net	0.23%	0.28	0.28	0.32	0.30	—	—
Consumer, as a % of loans, net	0.59%	0.61	0.64	0.62	0.72	—	—

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(b)	The provision related to loans transferred or sold includes recovery of lower of cost or market losses.
(c)	These ratios do not include nonperforming assets included in loans held for sale.

OVERALL CREDIT QUALITY REMAINED SOLID AND STABLE

•	Total NPAs of $1.4 billion increased $600 million; up 6 bps to 32 bps

—	Driven by the addition of $700 million associated with Golden West

—	Golden West consumer loans classified as nonaccrual by 90 days past due vs. 180 days past due for balance of mortgage portfolio

•	Provision expense of $206 million includes $28 million relating to credit card and $22 million due to a refinement of our reserving methodology on a portion of our business banking loan portfolio

—	Net charge-offs of $140 million, or 14 bps of average loans, increased $24 million driven by increases in auto and other consumer loans

•	Allowance for credit losses of $3.5 billion, or 0.84% of net loans, increased $351 million including $303 million relating to the addition of Golden West

—	Allowance as a percentage of nonaccruals and restructured loans declined to 272% from 520% due to the addition of Golden West’s well-collateralized real-estate secured portfolio

(See Appendix, pages 38-39 for further detail)

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Wachovia 4Q06 Quarterly Earnings Report

World Savings December 2006 Monthly Financial Highlights

World Savings Financial Highlights (1)

	2006
(Dollars in millions)	DEC	NOV	OCT	SEP	AUG	JUL	JUN
Loans and MBS	$122,988	123,754	124,550	124,808	124,563	124,054	123,518
Adjustable Rate Mortgages and MBS	119,140	120,502	121,458	121,754	121,477	120,977	120,488
Deferred Interest included in Loans and MBS	1,571	1,448	1,333	1,209	1,107	1,013	915
Loans Originated - Month	$2,982	3,224	3,585	3,617	4,363	3,702	3,907
Percentage Pick-A-Pay Loans and Other ARMs - Month	99%	99	99	99	99	99	99
Percentage Refinances - Month	88%	89	87	87	86	85	84
Loans Originated - YTD	$44,730	41,748	38,524	34,939	31,322	26,959	23,257
Percentage Pick-A-Pay Loans and Other ARMs - YTD	99%	99	99	99	99	99	99
Percentage Refinances - YTD	85%	85	85	85	84	84	84
Total Deposits	$69,212	68,498	68,020	66,640	65,425	63,114	62,234
Total Deposit Net Activity - Month	714	478	1,380	1,215	2,311	880	584
Total Deposit Net Activity - YTD	$9,054	8,340	7,862	6,482	5,267	2,956	2,076

Yield on Loan Portfolio	7.72%	7.68	7.59	7.46	7.30	7.17	7.04
Cost of Savings	4.69	4.65	4.60	4.49	4.34	4.11	3.94
3-Month LIBOR	5.36%	5.37	5.37	5.37	5.40	5.47	5.48

Loans Sold	$22	118	130	96	121	98	118
Loan and MBS Repayments and Payoffs - Month	$3,873	3,846	3,751	3,349	3,913	3,285	3,767
As a % of Prior Month Loan Balances (Annualized)	37.88%	37.57	36.34	32.51	38.13	32.15	36.91
Equivalent Constant Prepayment Rate	31.95	31.73	30.86	28.08	32.12	27.81	31.26
Nonperforming Assets and Troubled Debt
Restructured as a % of Total Loans & MBS (2)	0.56	0.53	0.48	0.46	0.43	0.42	0.39
ARM Index Values:
COSI - Golden West Cost of Savings Index	4.650	4.600	4.490	4.340	4.110	3.940	3.790
CODI - Certificate of Deposit Index	5.081	4.997	4.897	4.774	4.640	4.483	4.318
COFI - Eleventh District Cost of Funds Index	4.346%	4.382	4.277	4.177	4.090	3.884	3.759

(1)	Excludes the effect of purchase accounting adjustments.
(2)	Nonperforming assets and troubled debt previously reported as a % of Total Assets have been restated for prior periods.

KEY POINTS

•	Loans and MBS decreased $766 million reflecting the continued effects of the inverted yield curve and seasonally lower originations

•	Deferred interest of $1.6 billion

•	Deposits increased $714 million

•	Portfolio margin continued to expand as the loan portfolio repriced upward 4 bps to 7.72%

—	$53.8 billion of the loan portfolio funded by wholesale borrowings; the cost of which declined modestly as 3-month LIBOR declined 1 bp to 5.36%

—	$69.2 billion of the loan portfolio funded at a Cost of Savings rate of 4.69% which rose 4 basis points from the end of November

•	Nonperforming assets of $700 million rose 3 bps to 56 bps of total loans and mortgage-backed securities

Table Continued on Next Page

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Wachovia 4Q06 Quarterly Earnings Report

World Savings December 2006 Monthly Financial Highlights (Continued)

World Savings Financial Highlights (1)

	2006					2005
(Dollars in millions)	MAY	APR	MAR	FEB	JAN	DEC
Loans and MBS	$123,381	122,835	122,300	121,526	120,521	119,366
Adjustable Rate Mortgages and MBS	120,304	119,844	119,240	118,407	117,519	116,370
Deferred Interest included in Loans and MBS	832	738	666	589	522	449
`
Loans Originated - Month	$3,968	3,816	4,472	3,520	3,574	4,587
Percentage Pick-A-Pay Loans and Other ARMs - Month	99%	99%	99	99	99	99
Percentage Refinances - Month	83%	85%	85	86	83	81
Loans Originated - YTD	$19,350	15,382	11,566	7,094	3,574	51,516
Percentage Pick-A-Pay Loans and Other ARMs - YTD	99%	99%	99	99	99	99
Percentage Refinances - YTD	84%	85%	84	84	83	77
Total Deposits	$61,650	61,063	61,583	61,056	60,523	60,158
Total Deposit Net Activity - Month	587	(520)	527	533	365	(110)
Total Deposit Net Activity - YTD	$1,492	905	1,425	898	365	7,193

Yield on Loan Portfolio	6.93%	6.82%	6.71	6.60	6.49	6.37
Cost of Savings	3.79	3.66	3.56	3.46	3.36	3.24
3-Month LIBOR	5.24%	5.13%	5.00	4.82	4.68	4.54

Loans Sold	$118	94	77	67	52	98
Loan and MBS Repayments and Payoffs - Month	$3,553	3,224	3,683	2,681	2,526	3,371
As a % of Prior Month Loan Balances (Annualized)	34.96%	31.87%	36.63	26.88	25.58	34.40
Equivalent Constant Prepayment Rate	29.87	27.60	31.07	23.80	22.78	29.46
Nonperforming Assets and Troubled Debt
Restructured as a % of Total Loans & MBS (2)	0.36	0.37	0.36	0.36	0.34	0.32
ARM Index Values:
COSI - Golden West Cost of Savings Index	3.660	3.560	3.460	3.360	3.240	3.140
CODI - Certificate of Deposit Index	4.158	3.996	3.837	3.674	3.512	3.345
COFI - Eleventh District Cost of Funds Index	3.624%	3.604%	3.347	3.296	3.190	3.074

(1)	Excludes the effect of purchase accounting adjustments.
(2)	Nonperforming assets and troubled debt previously reported as a % of Total Assets have been restated for prior periods.

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Wachovia 4Q06 Quarterly Earnings Report

Wachovia 2007 Full-Year Outlook

THE FOLLOWING OUTLOOK EXCLUDES THE EFFECT OF FIN 48/FSP 13-2 IMPLEMENTATION AS

OUTLINED IN NOTE 1 BELOW WHICH MUST ALSO BE TAKEN INTO CONSIDERATION

FOR REFERENCE PURPOSES ONLY

ECONOMIC ASSUMPTIONS FOR FULL-YEAR 2007

ESTIMATE
REAL GDP GROWTH	2.20%
FED FUNDS (AT DEC 2007)	5.00%
10 YEAR TREASURY BOND (AT DEC 2007)	4.75%

(VERSUS FULL-YEAR ADJUSTED COMBINED 2006 UNLESS OTHERWISE NOTED)

	ADJUSTED COMBINED 2006#	2007 OUTLOOK

NET INTEREST INCOME (TE)	$18.1 BILLION	EXPECT LOW-SINGLE-DIGIT % GROWTH

FEE INCOME	$14.5 BILLION	EXPECT LOW-DOUBLE-DIGIT % GROWTH

NONINTEREST EXPENSE*	$18.1 BILLION	EXPECT MID-SINGLE-DIGIT % GROWTH – TARGETING YEAR-END 2007 OVERHEAD EFFICIENCY RATIO OF 51.5% – 53.5%**

MINORITY INTEREST EXPENSE*	$414 MILLION	EXPECT HIGH-SINGLE-DIGIT % GROWTH

LOANS	$398.4 BILLION	EXPECT HIGH SINGLE-DIGIT % GROWTH

CONSUMER	$249.6 BILLION	LOW-DOUBLE-DIGIT % GROWTH

COMMERCIAL	$148.8 BILLION	MID-SINGLE-DIGIT % GROWTH

NET CHARGE-OFFS	8 BPS	EXPECT MID-TEENS BPS RANGE OF AVERAGE NET LOANS

PROVISION MAY BE MODESTLY HIGHER

EFFECTIVE TAX RATE (TE)		33.5 – 34.0%

LEVERAGE RATIO		TARGET > 6.00%

TANGIBLE CAPITAL RATIO (EXCLUDES FAS 115/133 AND PENSION)		TARGET > 4.70%

DIVIDEND PAYOUT RATIO		40%–50% of earnings**

EXCESS CAPITAL		OPPORTUNISTICALLY REPURCHASE SHARES; AUTHORIZATION FOR 42 MILLION SHARES REMAINING

FINANCIALLY ATTRACTIVE, SHAREHOLDER FRIENDLY ACQUISITIONS

#	WACHOVIA’S 2006 REPORTED RESULTS AS FOOTNOTED BELOW PLUS GOLDEN WEST’S 3Q06 YTD RESULTS PLUS THE EFFECT OF PURCHASE ACCOUNTING AND INTANGIBLE ACCRETION/AMORTIZATION AND EXCLUDING 4Q06 ADJUSTMENTS AND GOLDEN WEST’S 3Q06 CHARITABLE CONTRIBUTION.
*	Before merger-related and restructuring expenses.
**	Before merger-related and restructuring expenses, and other intangible amortization.

NOTE 1: IN ADDITION TO THE ABOVE, EXPECT THE FOLLOWING 2007 FULL YEAR EFFECTS FROM FIN 48/FSP 13-2: A $75 MILLION REDUCTION TO NET INTEREST INCOME AND A $16 MILLION INCREASE IN INCOME TAXES.

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Wachovia 4Q06 Quarterly Earnings Report

Impact of Non-Cash Accretion/Amortization relating to Golden West

THE EFFECT OF 2007 ESTIMATED PAA AND DBI AMORTIZATION OUTLINED BELOW IS INCLUDED IN OUR FULL-YEAR 2007

OUTLOOK ON PAGE 18 AND IS NOT ADDITIONAL INFORMATION RELATING TO THAT OUTLOOK.

THE FOLLOWING PROVIDES INFORMATION RELATING TO THE EFFECT OF PRELIMINARY GOLDEN WEST PURCHASE ACCOUNTING ADJUSTMENTS (PAA) AND DEPOSIT BASE INTANGIBLE (DBI) ON OUR TANGIBLE CAPITAL LEVELS AND THE RELATED ACCRETION/AMORTIZATION ON EARNINGS AND EPS.

IN ADDITION, THE FOLLOWING DEMONSTRATES THE ESTIMATED EFFECT OF PRELIMINARY PAAS AND DBI ON OUR TANGIBLE CAPITAL AS IT RELATES TO OUR IMPLIED SHARE REPURCHASE CAPABILITY AND THE RESULTING IMPACT TO FUTURE EPS. THE ASSUMPTIONS INCLUDED ARE FOR ILLUSTRATIVE PURPOSES ONLY AND SHOULD NOT BE DEEMED TO BE AN OUTLOOK.

Preliminary Golden West PAA and DBI

(In millions, except per share data)	As of
Balance Sheet Impact	10/1/2006		2006	2007	2008	2009
Total loan PAA (1)		$(804)
Total other PAA (2)		(61)
Deferred taxes on PAA		327

Total PAA net of deferred taxes		(538)

Deposit Base Intangible (DBI) (3)		409
Deferred taxes on DBI		(148)

Total DBI net of deferred taxes		261

Estimated net impact to average tangible equity due to PAA and DBI (4)		$(686)	(643)	(479)	(288)	(173)

Income Statement Impact
Estimated loan PAA accretion (5)	$		73	236	173	113
Estimated other PAA accretion			28	60	2	2
Deferred taxes on PAA			(35)	(104)	(61)	(40)

Total estimated PAA accretion net of deferred taxes			66	192	114	75
DBI amortization			(59)	(142)	(74)	(45)
Deferred taxes on DBI			21	50	26	16

Estimated net impact to GAAP earnings	$		28	100	66	46

Implied Net EPS Impact
Implied net PAA and DBI accretion (6)	$		0.014	0.052	0.035	0.024
Illustrative foregone share repurchase impact of net reduction to average tangible equity, net of funding (7)			(0.003)	(0.020)	(0.010)	(0.006)

Implied net EPS impact	$		0.011	0.032	0.025	0.018

(1)	Largely related to unique proprietary nature of Golden West loan index, underwriting and servicing model vs. standard market practices, which effect portfolio marketability, as well as certain documentation matters on a small component of the portfolio.
(2)	Largely relating to long-term debt and interest-bearing deposits.
(3)	Lower than original estimate of $924 million as Golden West deposit mix shifted toward market-rate CDs during 2006.
(4)	Net effect of impact to tangible equity. PAA reduces tangible equity and DBI reduces tangible equity by the amount of the associated deferred taxes.
(5)	Current estimates and assumes initial 32% constant repayment rate (CPR) on the portfolio in 2007; actual accretion will vary based on payment experience of underlying loans.
(6)	Based on 4Q06 average fully diluted share count of 1,922 million.
(7)	Assumes 4Q06 average fully diluted share count of 1,922 million, 4Q06 average share price of $55.30 and 2007 First Call consensus estimate of $5.02.

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APPENDIX

Wachovia 4Q06 Quarterly Earnings Report

SUMMARY OPERATING RESULTS

Business segment results are presented excluding (i) merger-related and restructuring expenses, (ii) deposit base intangible and other intangible amortization expense, (iii) amounts presented as discontinued operations and (iv) the cumulative effect of a change in accounting principle. This is the basis on which we manage and allocate capital to our business segments. We continuously assess assumptions, methodologies and reporting classifications to better reflect the true economics of our business segments.

We continuously update segment information for changes that occur in the management of our businesses. In 3Q06, we moved deposit balances relating to certain brokerage sweep accounts originated in the General Bank to Capital Management, which resulted in these certain brokerage sweep accounts being included in Capital Management’s results consistent with how they are managed. In 1Q06, we transferred certain financial advisors to Wealth Management from Capital Management relating to the introduction of the new investment management platform in Wealth Management. We have updated information for 2005 to reflect these changes. The impact to segment earnings for full year 2005 as a result of these and other changes was a $115 million decrease in the General Bank, a $116 million increase in Capital Management, an $8 million decrease in Wealth Management, a $4 million decrease in the Corporate and Investment Bank and an $11 million increase in the Parent.

In a rising rate environment, Wachovia benefits from a widening spread between deposit costs and wholesale funding costs. However, our funds transfer pricing (FTP) system, described below, credits this benefit to deposit-providing business units on a lagged basis. The effect of the FTP system results in rising charges to business units for funding to support predominantly floating-rate assets. This benefit of higher rates earned on floating-rate assets and lagging rates on longer duration deposits is captured in the central money book in the Parent segment.

In order to remove interest rate risk from each core business segment, the management reporting model employs a FTP system. The FTP system matches the duration of the funding used by each segment to the duration of the assets and liabilities contained in each segment. Matching the duration, or the effective term until an instrument can be repriced, allocates interest income and/or interest expense to each segment so its resulting net interest income is insulated from interest rate risk.

In July 2006 the FASB issued final guidance on income taxes and leveraged leases: FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” (FIN 48) and FSP FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction” (FSP 13-2). FSP 13-2 amends SFAS 13 such that changes that affect the timing of cash flows but not the total net income under a leveraged lease will trigger a recalculation of the lease. FIN 48 clarifies the criteria for recognition of income tax benefits in accordance with SFAS No. 109, “Accounting for Income Taxes.” The effective date for both standards is January 1, 2007, with any cumulative effect of adoption recorded as an adjustment, net of applicable taxes, to beginning retained earnings. Please see pages 23-24 of Exhibit 19 to Wachovia’s Third Quarter 2006 Report on Form 10-Q for a more detailed discussion of these matters.

We have two primary classes of leveraged lease transactions that are affected by FSP 13-2: Lease-In, Lease-Out transactions (LILOs) and a second group of transactions that are broadly referred to as Sale-In, Lease-Out (SILOs). SILOs principally include service contract and qualified technological equipment leases. We have completed our assessment of the impact of these new standards on our leveraged lease portfolio, and on January 1, 2007, we recorded a $1.4 billion after-tax charge to beginning retained earnings entirely related to our portfolio of LILOs and SILOs. The amount of this reduction to beginning retained earnings will be recognized as income over the remaining terms of the affected leases, generally 35 years to 40 years. The impact on 2007 results of this charge will be a reduction to net income of $91 million after-tax. We will remain well capitalized for regulatory capital purposes following the reduction to retained earnings relating to the affected leases.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (SFAS 158), which changes the presentation requirements for assets and liabilities relating to defined benefit pension and other postretirement plans. SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan, measured solely as the difference between the fair value of plan assets and the benefit obligation, as an asset or liability on the balance sheet. Unrecognized actuarial gains and losses and unrecognized prior service costs, which have previously been recorded as part of the postretirement asset or liability, are to be included as a component of accumulated other comprehensive income. SFAS 158 was effective on December 31, 2006, and on that date we recorded a $1.1 billion after-tax ($1.7 billion pre-tax) reduction of accumulated other comprehensive income, a component

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Wachovia 4Q06 Quarterly Earnings Report

of stockholders’ equity, for the amounts of unrecognized actuarial losses and prior service costs. Please see page 23 of Exhibit 19 to Wachovia’s Third Quarter 2006 Report on Form 10-Q for a more detailed discussion of this matter. Information regarding our pension and other postretirement plans can be found in the Notes to Consolidated Financial Statements in our 2005 Annual Report on Form 10-K.

Banking regulators have issued an interim rule under which the reduction of stockholders’ equity associated with SFAS 158 is not to be reflected in the determination of regulatory capital. Accordingly, the adoption of SFAS 158 does not have an impact on our regulatory capital ratios at this time.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108). SAB 108 requires that both an income statement approach and a balance sheet approach be used when evaluating whether an error is material to an entity’s financial statements, based on all relevant quantitative and qualitative factors. The SEC staff issued SAB 108 to address what they identified as diversity in practice whereby entities were using either an income statement approach or a balance sheet approach, but not both. We have consistently used the income statement approach in prior periods. SAB 108 became effective December 31, 2006, and any material adjustments arising from the adoption of SAB 108 are recorded as a cumulative effect adjustment to beginning retained earnings.

In 4Q06, we completed our analysis under SAB 108 using both the income statement and balance sheet approaches, and concluded that we have no prior year misstatements that were material to our financial statements. However, in the process of performing the above review, we elected to record certain prior year adjustments to a number of income statement line items that were not significant on an individual or aggregate basis. We recorded adjustments in 4Q06 to correct these items, which are shown in the table below and are referred to as “4Q06 adjustments” in these materials.

4Q06 Adjustments

(In millions)	4Q06 Impact
Interest and fees on loans	$56
Interest on deposits	(32)

Net interest income	24

Service charges	22
Other income	93

Total fee and other income	115

Salaries and employee benefits	(99)
Sundry expense	(99)

Total noninterest expense	(198)

Income before income taxes	(59)
Income taxes on above items	(23)
Income taxes	(49)

Total income taxes	(72)

Net income	$13

We recorded adjustments to net interest income and service charges to reflect certain items that in the past had been recorded either when billed to the customer or on a lagged basis, but going forward will be recorded as earned. We recorded additional salaries and employee benefits expense to reflect the carryover of prior years’ unused paid time off and additional sundry expense relating to prior year’s invoices received and processed after year-end, but for which the services had been rendered prior to year-end. We also recorded additional other noninterest income for amounts recorded in other comprehensive income relating to a hedging relationship that had been discontinued in a prior year. In the tax provision, we recorded the tax effect of the above-referenced items and certain other adjustments to current taxes payable. The net after-tax impact of all of these adjustments was a $13 million increase to net income.

On October 1, 2006, we completed the acquisition of Golden West Financial Corporation, a California-based financial services company. Under the purchase accounting method, Golden West is not included in our financial results prior to 4Q06. In 2006 we recorded $40 million in net merger-related and restructuring expenses related to the Golden West integration.

In 4Q06, we completed the sale of substantially all of our HomEq Servicing business. We recorded $41 million of disposition-related costs in 2006, which were reflected as merger-related and restructuring expenses.

In 4Q05, we completed the sale of most of our Corporate and Institutional Trust (CIT) businesses and recognized a pre-tax gain of $447 million ($214 million after-tax). In 4Q06, we recognized an additional pre-tax gain of $76 million ($46 million after-tax) based on the level of business retained in the 12-month period

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Wachovia 4Q06 Quarterly Earnings Report

following the completion of the transaction. The gain on sale is presented, net of applicable taxes, as discontinued operations in the consolidated statement of income.

On March 1, 2006, we completed the acquisition of Westcorp and WFS Financial Inc, a California-based auto loan originator business and commercial bank. Financial results for 2006 include ten month’s results of the acquired Westcorp entities under the purchase accounting method. The ongoing auto loan origination business activity is included in the Commercial sub-segment of the General Bank and the commercial banking business is included in the Retail sub-segment of the General Bank.

In 1Q06, we issued a junior subordinated note and a forward contract for the sale of noncumulative perpetual preferred stock to a trust. The trust then issued $2.5 billion of securities, referred to as WITS (Wachovia Income Trust Securities) to investors. The junior subordinated note qualifies as tier 1 capital and is reflected as long-term debt on the consolidated balance sheet. The offering of the WITS was led by the Corporate and Investment Bank, and the associated fee of $43 million received from the Parent is included in its segment revenue and eliminated in the Parent.

SFAS No. 123R, “Share-Based Payments,” requires that compensation costs relating to share-based payment transactions be recognized in income and is effective for share-based awards granted on or after January 1, 2006. We adopted the fair value method of accounting for stock options in 2002. Accordingly, the primary impact to us from implementation of SFAS 123R is the different treatment of awards to retirement-eligible employees, which now must be expensed in full at the date of grant, or from the date of grant to the date that an employee will be retirement-eligible, if that is before the end of the vesting period. In 1Q06, we made our annual Corporate and CIB stock grants and 1Q06 includes $98 million of increased employee stock compensation expense, primarily related to the impact of awards granted to retirement-eligible employees. Capital Management made their annual grant in 2Q06 and Capital Management’s 2Q06 results include $9 million of employee stock compensation expense related to awards granted to retirement-eligible employees.

We adopted SFAS No. 156, “Accounting for Servicing of Financial Assets,” effective January 1, 2006. SFAS 156 requires that all servicing assets and liabilities initially be recognized at fair value, rather than based on an allocated fair value amount. Additionally, SFAS 156 permits entities to choose to recognize individual classes of servicing assets at fair value on an ongoing basis, with subsequent changes in fair value recorded in earnings. We elected to record a class of residential mortgage servicing rights at fair value with the adoption of SFAS 156. Accordingly, we recorded a $41 million after-tax cumulative effect adjustment to beginning retained earnings, as required by SFAS 156, for the difference between the carrying amount of these servicing rights and their fair value at the date of adoption. At December 31, 2006, the fair value of servicing assets recorded under this election was $300 million. Changes in fair value for these servicing assets resulted in a $2 million loss in 2006 included in other banking fees.

We entered the credit card market as a direct issuer beginning in January 2006. This coincided with Wachovia terminating our existing joint marketing agreement with MBNA Corporation as a result of the Bank of America/MBNA merger, which closed on January 1, 2006. Upon consummation of that merger, MBNA paid us a $100 million termination fee, which is recorded in other income in 1Q06. In 2006, we recorded $78 million of noninterest expense associated with the credit card business and the provision for credit losses includes $37 million related to credit card outstandings.

In 1Q06, changes in fair value of certain derivatives held for other-than-trading purposes, which are economic hedges not designated or accounted for as accounting hedges, are presented in other income. Previously, for these derivatives, the changes in fair value were included in trading account profits. Prior period amounts have been reclassified to be consistent with the current period presentation. The impact for full year 2005 was an increase in trading account profits of $41 million and a corresponding decrease in other income. Additionally, in 2Q06, we reclassified certain asset-based fees received from third party mutual funds to fiduciary and asset management fees from commissions and updated amounts for prior periods. The impact to 1Q06 and full year 2005 was a reduction in commissions of $16 million and $68 million, respectively, and a corresponding increase, respectively, to fiduciary and asset management fees.

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Wachovia 4Q06 Quarterly Earnings Report

NET INTEREST INCOME

(See Table on Page 8)

Net Interest Income Summary

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			3Q06	4Q06 vs 3Q06	4Q05
Average earning assets	$596,893	472,139	463,232	442,527	439,204	26%	36	$599,956	(1)%	$561,155
Average interest-bearing liabilities	536,958	414,563	403,234	384,406	382,974	30	40	539,573	—	503,332

Interest income (Tax-equivalent)	10,405	7,821	7,438	6,756	6,542	33	59	10,210	2	8,515
Interest expense	5,793	4,243	3,763	3,217	2,967	37	95	5,731	1	4,048

Net interest income (Tax-equivalent)	$4,612	3,578	3,675	3,539	3,575	29%	29	$4,479	3%	$4,467

Average rate earned	6.95%	6.60	6.43	6.15	5.93	—	—
Equivalent rate paid	3.86	3.57	3.25	2.94	2.68	—	—

Net interest margin	3.09%	3.03	3.18	3.21	3.25	—	—	2.99%	—	3.18%

Net interest income of $4.6 billion increased 29% driven by the addition of Golden West. Combined net interest income rose 3% driven by growth in trading-related net interest income, loan and securitization warehouses, 2% growth in deposits and improved deposit pricing. These benefits were somewhat offset by the unfavorable mix shift in deposits toward lower-spread categories and the effect of an inverted yield curve, the effect of higher borrowing costs due to increased debt issuances and the 3Q06 sale of $12.9 billion of securities. Combined net interest income grew 3% from 4Q05 driven by the addition of Westcorp and other growth somewhat offset by lower trading-related net interest income.

Net interest margin of 3.09% increased 6 bps as improvement relating to the effect of the 3Q06 quarter-end sale of $12.9 billion of securities in advance of the Golden West merger, higher trading-related net interest income, improved deposit pricing, and the effect of 4Q06 adjustments was somewhat offset by growth in lower-spread commercial and consumer loans and securitization warehouses, the 3 bps effect of the Golden West merger, a continued shift in deposits toward lower-spread categories and increased borrowing costs. The margin decreased 16 bps from 4Q05 on growth in lower-spread consumer and commercial loans and securities, a shift in deposits toward lower-spread categories, and the effect of Golden West, partially offset by the addition of Westcorp. Combined net interest margin increased 10 bps from 3Q06 due to the factors outlined above except that the impact of Golden West added 1 bp to net interest margin on improved spreads on the Golden West loan portfolio.

Average trading assets remained relatively stable and decreased 10% from 4Q05 largely reflecting more counterparty netting and the movement of the commercial mortgage warehouse to held for sale. Average VAR declined to $19 million from $23 million in 3Q06. Average securities decreased $13.6 billion, driven by the $12.9 billion 3Q06 quarter-end sale of securities in advance of the Golden West merger. The average duration of the securities portfolio was 3.4 years vs. 3.5 years in 3Q06. Combined average securities declined $14.4 billion driven by the above factors as well as the sale of Golden West securities at the beginning of 4Q06, and Golden West’s 3Q06 charitable contribution. Average securities were down 6% from 4Q05.

Average loans rose 47% and 74% from 4Q05 driven by merger activity. Combined average loans rose 2% on strength in commercial and consumer loans. Combined average loans rose 17% from 4Q05 driven by the addition of Westcorp. Average commercial loans grew $3.7 billion, or 2%, driven by strength in middle-market and business banking, commercial real estate portfolios and large corporate lending. This growth was somewhat offset by the sale of $381 million of commercial loans during the quarter, which reduced average loans by $113 million. Commercial loans grew 12% from 4Q05. Average consumer loans grew $127.7 billion and grew $159.1 billion from 4Q05 largely driven by merger activity. Combined average consumer loans grew 2% driven by growth in auto and real estate-secured. Consumer loan growth was reduced by the effect of the sale of $1.7 billion of student loans, which reduced average loans by $616 million during the quarter. Combined average consumer loans grew $43.4 billion from 4Q05, reflecting the addition of Westcorp ($15.3 billion), growth in real estate-secured and the 4Q05 transfer of $12.5 billion of home equity lines from loans held for sale.

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Wachovia 4Q06 Quarterly Earnings Report

Loans Held for Sale

	2006				2005
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Core business activity, beginning of period	$9,030	7,740	7,846	6,388	18,014
Balance of acquired entities at purchase date	193	—	—	—	873
Originations/purchases	18,436	16,803	13,778	13,068	13,704
Transfers to (from) loans held for sale, net	127	(154)	(238)	(70)	(12,060)
Lower of cost or market value adjustments	—	—	—	—	—
Performing loans sold or securitized	(14,936)	(15,137)	(13,357)	(11,397)	(11,444)
Other, principally payments	(284)	(222)	(289)	(143)	(2,699)

Core business activity, end of period	12,566	9,030	7,740	7,846	6,388
Portfolio management activity, end of period	2	9	10	13	17

Total loans held for sale (a)	$12,568	9,039	7,750	7,859	6,405

(a)	Nonperforming assets included in loans held for sale at December 31, September 30, June 30, and March 31, 2006, and at December 31, 2005, were $16 million, $23 million, $23 million, $24 million and $32 million, respectively.

Average loans held for sale decreased $202 million largely reflecting higher commercial mortgage securitization activity. In 4Q06 we sold/securitized $8.0 billion of commercial and $6.9 billion of consumer mortgages out of held for sale. In 4Q06 we originated $19.8 billion of mortgages and delivered $6.9 billion to agencies/privates.

Average other earning assets increased 28% largely due to Golden West, and were down 4% from 4Q05 due to lower reverse repos, partly a result of lower funding needs in 2Q06 following the Westcorp merger. Combined average other earning assets increased $3.6 billion driven by a $1.7 billion increase in federal funds sold and repos, a $1.1 billion transfer out of securities and higher interest-bearing bank balances. Total average earning assets grew 26% and 36% from 4Q05 driven by merger activity. Combined average earnings assets decreased 1% reflecting the 3Q06 period-end sale of $12.9 billion of securities and reductions in loans held for sale largely offset by loan growth.

Average core deposits increased 24% and 26% from 4Q05 driven by merger activity. On a Combined basis, average core deposits increased 2% as growth in CDs more than offset declines in savings and money market.

Average short-term borrowings decreased 8% and 18% from 4Q05, which was driven by the 4Q05 deconsolidation of our conduits.

Average long-term debt increased 73%, including the addition of Golden West. Combined average long-term debt rose $3.6 billion, or 3%, reflecting the full effect of issuing $13.8 billion in 3Q06 and the $6.2 billion average effect of 4Q06 issuances of $10.4 billion, offset by normal maturities. Included in 4Q06 activity were on-balance sheet securitizations of $1.2 billion of auto loans.

The following tables provide additional detail on our consumer loans.

Average Consumer Loans - Total Corporation

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			3Q06	4Q06 vs 3Q06	4Q05
Mortgage	$45,921	42,507	40,111	39,323	37,640	8%	22	$42,571	8	37,716
Pick-A-Pay mortgage	120,695	—	—	—	—	—	—	119,614	1	112,744
Home equity loans	32,129	31,753	31,548	30,893	29,047	1	11	31,798	1	29,108
Home equity lines	28,126	25,409	25,718	25,866	14,297	11	97	28,442	(1)	17,116
Student	8,886	9,605	10,842	10,589	11,235	(7)	(21)	9,605	(7)	11,235
Auto and other vehicle	19,203	18,425	17,867	8,731	4,256	4	—	18,425	4	4,256
Revolving	2,410	1,876	1,737	1,684	1,704	28	41	1,887	28	1,714
Other consumer loans	885	969	1,101	1,019	942	(9)	(6)	969	(9)	942

Total consumer loans	$258,255	130,544	128,924	118,105	99,121	98%	—	$253,311	2%	$214,831

Period-End On-Balance Sheet Consumer Loans In Loans, Securities and Loans Held for Sale

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
On-balance sheet loan portfolio	$256,254	130,744	128,067	129,642	111,421	96%	—
Securitized loans included in securities	6,629	6,832	7,111	4,873	5,075	(3)	31
Loans held for sale	3,702	3,483	4,148	4,271	2,545	6	45

Total consumer loan assets	$266,585	141,059	139,326	138,786	119,041	89%	—

We hold consumer loans on our balance sheet in our consumer loan portfolio, in securitized form in our securities portfolio and in loans held for sale. On-balance sheet total period-end consumer loan assets of $266.6 billion increased $125.5 billion driven by the addition of Golden West and rose $147.5 billion from 4Q05 reflecting the addition of Golden West and Westcorp as well as growth largely in real estate-secured loans.

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Wachovia 4Q06 Quarterly Earnings Report

We originated $19.8 billion of mortgages in 4Q06 and $50.0 billion during 2006. Residential loans serviced, including loans we originated, totaled $177.0 billion at quarter-end 4Q06 vs. $48.4 billion in 3Q06 and $39.5 billion in 4Q05, reflecting the addition of Golden West.

The following table provides additional period-end balance sheet data.

Period-End Balance Sheet Data

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			3Q06	4Q06 vs 3Q06	4Q05
Commercial loans, net	$162,098	159,424	154,277	150,902	147,165	2%	10	$159,554	2%	$147,294
Consumer loans, net	258,060	131,335	128,639	130,030	111,850	96	—	255,179	1	229,152

Loans, net	420,158	290,759	282,916	280,932	259,015	45	62	414,733	1	376,446

Goodwill and other intangible assets
Goodwill	38,379	23,535	23,550	23,443	21,807	63	76	38,389	—	36,661
Deposit base	883	577	631	691	705	53	25	986	(10)	1,114
Customer relationships	662	688	714	742	413	(4)	60	688	(4)	413
Tradename	90	90	90	90	90	—	—	90	—	90
Total assets	707,121	559,922	553,614	541,842	520,755	26	36	704,760	—	659,966
Core deposits	371,771	291,667	292,243	296,092	293,562	27	27	358,709	4	353,964
Total deposits	407,458	323,298	327,614	328,564	324,894	26	25	390,353	4	385,316
Long-term debt	138,594	86,419	74,627	70,218	48,971	60	—	140,324	(1)	104,334
Stockholders' equity	$69,716	51,180	48,872	49,789	47,561	36%	47	$69,662	—%	$64,995

Memoranda
Unrealized gains (losses) (Before income taxes)
Securities, net	$(970)	(1,081)	(3,315)	(1,785)	(515)
Risk management derivative financial instruments, net	(367)	(322)	(797)	(480)	111

Unrealized gains (losses), net (Before income taxes)	$(1,337)	(1,403)	(4,112)	(2,265)	(404)

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Wachovia 4Q06 Quarterly Earnings Report

FEE AND OTHER INCOME

(See Table on Page 9)

Fee and other income of $4.0 billion increased $515 million, or 15%, and grew 33% from 4Q05. Growth from 3Q06 was driven by $273 million relating to our commercial mortgage securitization business, $115 million in 4Q06 adjustments, growth in other market-related businesses as well as $37 million due to Golden West. Growth from 4Q05 reflects the drivers listed above, in addition to strength in service charges. Fees represented 46% of total revenue in 4Q06 and 49% in 3Q06. Combined fee and other income increased 3% and 32% from 4Q05. Excluding Golden West’s 3Q06 $367 million of securities gains relating to a charitable contribution of appreciated securities, fee and other income increased 14%, or $481 million.

Service charges were up 1% and 16% from 4Q05, includes $22 million of 4Q06 adjustments. While commercial service charges were up 5%, the 4Q06 adjustments more than offset declines from a seasonally strong 3Q06. Consumer service charges were down 1% linked quarter on lower volumes. Growth from 4Q05 was driven by a 19% increase in consumer service charges resulting from the 1Q06 introduction of tiered pricing in addition to higher transaction activity, which was coupled with a 12% increase in commercial service charges on higher volumes.

Other banking fees of $452 million rose 6% and 13% from 4Q05 driven by merger activity. Combined other banking fees were up 1% as higher interchange revenues were largely offset by a $21 million decline relating to the HomEq divestiture. Other banking fees were up 10% year over year as strength in interchange fees on higher transaction and sales volumes and growth in international trade finance fees more than offset a decline in mortgage banking fees.

Commissions of $633 million increased 13% and 10% from 4Q05. Combined commissions were up 11% as a 16% increase in brokerage commissions, reflecting improving retail transaction activity, was only partially offset by a 4% decline in insurance commissions. Commissions increased 9% from 4Q05 on a 10% increase in brokerage commissions and 7% growth in insurance commissions driven by the addition of Westcorp as well as customer acquisition success in the core insurance business.

Fiduciary and asset management fees grew 4% to a record $856 million driven by growth in managed account fees, the addition of Golden West and increased market valuations. Results increased 8% from 4Q05 reflecting higher managed account fees and merger activity, as well as strong assets under management growth that was partially offset by the 4Q05 sale of the Corporate and Institutional Trust businesses.

Advisory, underwriting and other investment banking fees of $433 million increased $141 million driven by record results in equities originations, M&A and loan syndications in addition to continued strength in asset-backed and high grade originations. Results were up $108 million, or 33%, from 4Q05 as strength in M&A, high grade, loan syndications and equities were partially offset by a decline in structured products.

Trading account profits of $29 million declined $94 million driven by lower equities results relating to dividend trading strategies, which increased net interest income by $53 million. Declines also reflect losses in structured products and lower results in global rates products. Trading account profits increased $60 million from 4Q05 on improvement in credit products, structured products, equities and global rates products.

Principal investing recorded net gains of $142 million, up $51 million from 3Q06 on both direct investment gains and fund distributions. Net gains were up $7 million from 4Q05.

Securities gains were $47 million vs. $94 million in 3Q06 and losses of $74 million in 4Q05. These results included $46 million of net gains in the investment portfolio. Impairment losses were $26 million compared with $4 million in impairment losses in 3Q06. Securities losses in 4Q05 included $19 million in impairment losses. Combined securities gains declined $415 million from 3Q06 levels, which included $367 million in Golden West securities gains relating to a charitable contribution of appreciated securities.

Other income of $742 million increased $327 million. 4Q06 results include $217 million relating to commercial mortgage securitization activity, including $41 million of asymmetrical hedge gains on the warehouse compared with asymmetrical hedge losses of $63 million on the warehouse as of September 30, 2006. Prior to 1Q06 this commercial mortgage securitization activity was reflected in trading results. Also contributing to the increase were 4Q06 adjustments of $93 million and a $32 million increase in consumer loan securitization and sale income to $121 million from $89 million in 3Q06. Partially offsetting the increases were mortgage servicing rights hedging losses of $7 million versus $26 million in hedging gains in 3Q06 and lower fees relating to the continued account servicing of the Corporate and Institutional Trust divested businesses, $3 million in 4Q06 vs.

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Wachovia 4Q06 Quarterly Earnings Report

$21 million in 3Q06. Affordable housing write-downs reduced other income by $27 million compared with $16 million in 3Q06. Other income increased $426 million vs. 4Q05 driven by the inclusion of commercial mortgage securitization activity and higher mortgage and other consumer loan securitization and sale income.

NONINTEREST EXPENSE

(See Table on Page 10)

Total noninterest expense increased 22%, or $886 million, driven primarily by the addition of $356 million relating to Golden West, increased revenue-based incentives, as well as $198 million related to 4Q06 adjustments. In addition, expenses also reflect $24 million of efficiency initiative costs, $28 million of de novo expansion and branch consolidation costs and an incremental $36 million related to our credit card business. 3Q06 expenses included a favorable resolution of franchise tax matters. Total noninterest expense increased 18% vs. 4Q05 due primarily to Golden West, as well as the 4Q06 adjustments and increased revenue-based personnel expense. Combined total noninterest expense increased 3% and 9% from 4Q05. Other noninterest expense increased $533 million, or 13%, excluding Golden West’s $372 million of sundry expense relating to a charitable contribution of appreciated securities in 3Q06. Salaries and employee benefits expense increased 19%, and 22% from 4Q05, driven by the addition of $204 million relating to Golden West, increased revenue-based incentives as well as $99 million in 4Q06 adjustments. Combined salaries and employee benefits expense increased 10% and 14% from 4Q05. Occupancy and equipment expense increased $62 million driven by the addition of $44 million relating to Golden West as well as de novo expansion. Professional and consulting fees rose $39 million, reflecting higher project activity including costs from our efficiency initiatives. Sundry expense increased $232 million from 3Q06 levels, which included a favorable resolution of franchise tax matters and lower general liability insurance costs. Growth included a $99 million 4Q06 adjustment as well as higher legal costs. Other intangible amortization of $141 million included $104 million in deposit base intangible amortization and $37 million in other intangible amortization.

CONSOLIDATED RESULTS - SEGMENT SUMMARY

Wachovia Corporation

Performance Summary

	Three Months Ended December 31, 2006
(Dollars in millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Merger- Related and Restructuring Expenses	Total Corporation
Income statement data
Total revenue (Tax-equivalent)	$4,788	353	1,837	1,604	10	—	8,592
Noninterest expense	2,009	235	991	1,202	445	49	4,931
Minority interest	—	—	—	—	124	1	125
Segment earnings (loss) from continuing operations	1,671	75	531	255	(248)	(29)	2,255
Discontinued operations, net of income taxes	—	—	—	—	—	—	46
Net income	$—	—	—	—	—	—	2,301
Performance and other data
Economic profit	$1,286	56	312	210	(216)	—	1,648
Risk adjusted return on capital (RAROC)	51.77%	51.79	28.83	61.69	(20.09)	—	37.82
Economic capital, average	$12,510	541	6,946	1,643	2,743	—	24,383
Cash overhead efficiency ratio (Tax-equivalent)	41.98%	66.71	53.95	74.92	3,001.72	—	55.17
FTE employees	55,622	4,411	5,711	17,556	24,938	—	108,238
Business mix/Economic capital
Based on total revenue	55.73%	4.11	21.38	18.67
Based on segment earnings	73.16	3.28	23.25	11.16
Average economic capital change (4Q06 vs 4Q05)	77%	6	23	7

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Wachovia 4Q06 Quarterly Earnings Report

GENERAL BANK

This segment consists of the Retail and Small Business, and Commercial operations.

(See Table on Page 11)

RETAIL AND SMALL BUSINESS

This sub-segment includes Retail Banking, Small Business Banking, Wachovia Mortgage, Wachovia Home Equity, Wachovia Education Finance and other retail businesses.

Retail and Small Business

Performance Summary

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			3Q06	4Q06 vs 3Q06	4Q05
Income statement data
Net interest income (Tax-equivalent)	$2,658	1,724	1,709	1,660	1,644	54%	62	$2,652	—%	$2,591
Fee and other income	824	777	737	758	643	6	28	797	3	664
Intersegment revenue	12	12	13	13	12	—	—	12	—	12

Total revenue (Tax-equivalent)	3,494	2,513	2,459	2,431	2,299	39	52	3,461	1	3,267
Provision for credit losses	58	47	38	40	54	23	7	47	23	55
Noninterest expense	1,611	1,313	1,354	1,310	1,343	23	20	1,581	2	1,583
Income taxes (Tax-equivalent)	666	421	390	394	331	58	—	669	—	599

Segment earnings	$1,159	732	677	687	571	58%	—	$1,164	—%	$1,030

Performance and other data
Economic profit	$947	642	584	597	484	48%	96
Risk adjusted return on capital (RAROC)	62.55%	86.14	79.85	82.83	67.77	—	—
Economic capital, average	$7,281	3,394	3,400	3,373	3,381	—	—
Cash overhead efficiency ratio (Tax-equivalent)	46.14%	52.22	55.11	53.86	58.41	—	—	45.69%	—%	48.48%
Average loans, net	$218,915	93,306	91,240	89,195	86,880	—	—	$217,008	1%	$203,532
Average core deposits	$239,650	169,191	167,555	163,212	159,693	42%	50	$233,773	3%	$219,522

Net interest income was up 54% and 62% from 4Q05, largely reflecting the addition of Golden West. Average core deposits rose $70.5 billion and average loans rose $125.6 billion. Compared with 4Q05, core deposits rose $80.0 billion and loans increased $132.0 billion. When compared with Combined 3Q06 results, net interest income remained relatively flat as narrowing spreads muted the effect of continued loan and deposit growth. Core deposit growth of 3% was driven by increases in CDs and money market checking. Average loans increased 1% and reflected a continued shift from variable rate to fixed rate loans. Net interest income rose 3% from 4Q05 on loan and deposit growth of 8% and 9%, respectively.

Fee and other income increased 6% and 28% from 4Q05, driven by the addition of Golden West and other growth outlined below. When compared with Combined results, fee and other income grew 3% and 24% from 4Q05. Results from 3Q06 were driven by loan sale and securitization gains and higher mortgage banking fees somewhat offset by lower service charges. Gains on the sale of branches were $12 million vs. $13 million in 3Q06. Growth from Combined 4Q05 was driven by increased service charges largely reflecting the 1Q06 introduction of tiered pricing and higher daily transactional activity, as well as higher loan and branch sale gains and strength in interchange and mortgage banking fees.

Combined mortgage-related fee and other income of $90 million declined $7 million on lower origination volumes and was up slightly from 4Q05. Net gains on mortgage deliveries and servicing sales were $29 million compared with $12 million in 3Q06. Mark-to-market valuation losses on the servicing rights portfolio were $22 million lower than 3Q06 while income relating to economic hedges on the servicing rights portfolio decreased $32 million from 3Q06 to a loss of $8 million. The consumer mortgage servicing portfolio totaled $27.0 billion at the end of 4Q06.

Provision expense increased $11 million and $4 million from 4Q05. Combined provision increased $11 million reflecting higher real estate-secured losses and lower recoveries.

Noninterest expense increased 23% and 20% from 4Q05 largely reflecting the addition of Golden West. Compared with Combined 3Q06 results, noninterest expense increased 2% driven by higher corporate allocations, volume-based expenses, credit card costs and personnel expense somewhat offset by lower incentives. 4Q06 included $28 million in de novo and California branch expansion and consolidation expenses as well as $36 million in costs relating to the credit card business compared with $24 million in de novo branch expansion and branch consolidations expense and $16 million in costs relating to the credit card business in 3Q06. Expenses rose 2% from Combined 4Q05 largely reflecting de novo branch expansion, credit card and higher salaries and benefits expense somewhat offset by lower revenue-based incentive compensation costs and corporate allocations.

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Wachovia 4Q06 Quarterly Earnings Report

GENERAL BANK - RETAIL AND SMALL BUSINESS LOAN PRODUCTION

Retail and Small Business

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Loan production
Mortgage (a)	$16,094	6,962	7,005	6,190	6,358	—%	—
Home equity	8,118	8,193	8,860	8,376	8,755	(1)	(7)
Student	886	1,377	860	1,218	985	(36)	(10)
Installment	171	187	195	167	168	(9)	2
Other retail and small business	1,343	1,326	1,486	1,167	1,154	1	16

Total loan production	$26,612	18,045	18,406	17,118	17,420	47%	53

(a)	Data prior to fourth quarter 2006 does not include Golden West mortgage production.

Loan production increased $8.6 billion and $9.2 billion from 4Q05 to $26.6 billion driven by the addition of the Golden West platform which originated $9.8 billion of mortgages during the quarter. Excluding $9.8 billion of Golden West originations, production decreased $1.2 billion as strength in branch-produced mortgages was more than offset by seasonally lower student lending and lower other real estate-secured activity. Loan production declined $599 million from 4Q05 as strength in small business was offset by declines in other categories.

WACHOVIA.COM

Wachovia.com

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(In thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Online product and service enrollments
Retail	11,574	10,962	10,320	10,210	9,973	6%	16
Wholesale	732	686	649	591	575	7	27

Total online product and service enrollments	12,306	11,648	10,969	10,801	10,548	6	17
Enrollments per quarter	691	725	669	697	577	(5)	20

Dollar value of transactions (In billions)	$38.6	34.3	33.4	30.8	27.3	13%	41

WACHOVIA CONTACT CENTER

Wachovia Contact Center Metrics

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Customer calls to
Person	11.5	11.4	11.8	11.5	10.9	1%	6
Voice response unit	45.9	46.4	47.9	51.9	48.4	(1)	(5)

Total calls	57.4	57.8	59.7	63.4	59.3	(1)	(3)

% of calls handled in 30 seconds or less (Target 70%)	62%	63	71	60	66	—%	—

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Wachovia 4Q06 Quarterly Earnings Report

COMMERCIAL

This sub-segment includes Business Banking, Middle-Market Commercial, Commercial Real Estate and Government Banking.

Commercial

Performance Summary

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$1,120	1,099	1,075	877	823	2%	36
Fee and other income	127	125	118	114	103	2	23
Intersegment revenue	47	36	35	30	43	31	9

Total revenue (Tax-equivalent)	1,294	1,260	1,228	1,021	969	3	34
Provision for credit losses	90	76	57	22	21	18	—
Noninterest expense	398	376	397	358	326	6	22
Income taxes (Tax-equivalent)	294	294	283	234	228	—	29

Segment earnings	$512	514	491	407	394	—%	30

Performance and other data
Economic profit	$339	338	308	253	254	—%	33
Risk adjusted return on capital (RAROC)	36.75%	37.31	36.11	36.47	38.32	—	—
Economic capital, average	$5,229	5,086	4,930	4,022	3,690	3	42
Cash overhead efficiency ratio (Tax-equivalent)	30.74%	29.85	32.31	35.07	33.68	—	—
Average loans, net	$105,929	103,735	101,182	88,954	81,881	2	29
Average core deposits	$48,791	47,219	46,864	47,727	48,312	3%	1

Net interest income was up 2% and rose 36% from 4Q05 on both loan and deposit growth. Loans increased 2%, or $2.2 billion, on growth in business banking and middle-market lending and auto loans as well as increases in commercial real estate. Loans grew 29% from 4Q05 driven by growth in auto loans largely due to the addition of Westcorp and growth in middle-market and business banking, commercial real estate and dealer financial services. Core deposits increased 3% driven by strong production. Including off-balance sheet sweep products, deposits increased 5%. Core deposits rose 1% vs. 4Q05 as the addition of Westcorp more than offset declines relating to commercial customers moving deposits to off-balance sheet sweep products.

Fee and other income increased 2% as higher loan sale gains were largely offset by lower securities gains. Commercial service charges decreased 2% from seasonally higher 3Q06 levels. Fee and other income increased 23% from 4Q05 driven by the addition of Westcorp as well as higher commercial service charges resulting from higher volumes.

Intersegment revenue increased $11 million reflecting strong referrals to the Corporate and Investment Bank.

Provision expense increased $14 million driven by continued growth in auto loan outstandings and continued seasoning of the portfolio as well as provision related to loan sales.

Noninterest expense increased 6% driven by higher corporate allocations, volume-based sundry expense and higher personnel expenses. Noninterest expense rose 22% vs. 4Q05 on higher personnel expenses driven by the addition of Westcorp, the hiring of additional business bankers, as well as higher volume-based sundry expense.

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Wachovia 4Q06 Quarterly Earnings Report

WEALTH MANAGEMENT

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning and Insurance Brokerage (property and casualty, and high net worth life).

Wealth Management

Performance Summary

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$150	150	151	151	153	—%	(2)
Fee and other income	200	197	194	188	189	2	6
Intersegment revenue	3	1	1	1	2	—	50

Total revenue (Tax-equivalent)	353	348	346	340	344	1	3
Provision for credit losses	—	—	2	—	1	—	—
Noninterest expense	235	234	248	247	253	—	(7)
Income taxes (Tax-equivalent)	43	42	35	34	32	2	34

Segment earnings	$75	72	61	59	58	4%	29

Performance and other data
Economic profit	$56	54	44	42	41	4%	37
Risk adjusted return on capital (RAROC)	51.79%	51.47	44.83	43.82	43.01	—	—
Economic capital, average	$541	530	525	515	508	2	6
Cash overhead efficiency ratio (Tax-equivalent)	66.71%	67.19	71.67	72.60	73.22	—	—
Lending commitments	$6,504	6,481	6,285	6,229	5,840	—	11
Average loans, net	16,775	16,449	15,997	15,584	14,902	2	13
Average core deposits	$14,473	14,048	14,551	14,908	14,415	3	—
FTE employees	4,411	4,470	4,671	4,705	4,739	(1)%	(7)

Net interest income of $150 million was stable as tightening spreads offset loan and deposit growth. Net interest income was down 2% from 4Q05, also due to tightening spreads which offset loan growth of 13%.

Fee and other income of $200 million increased 2% as gains from sales of non-strategic insurance accounts and growth in commissions, partly from acquired Golden West customers, more than offset lower trust and investment management fees due to a delay in the expected conversion of clients to the new investment management platform. Growth of 6% from 4Q05 was driven by increased commissions, gains from sales of non-strategic insurance accounts and higher banking fees.

Noninterest expense was flat as increased corporate allocations and technology costs, primarily associated with the new investment management platform, offset lower incentives. The 7% decline from 4Q05 was driven by lower salaries and incentives and lower corporate allocations.

Wealth Management Key Metrics

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Investment assets under administration	$143,879	138,915	135,817	134,293	130,418	4%	10

Assets under management (a)	$72,399	69,711	68,341	68,349	65,572	4	10

Wealth Management advisors	951	970	996	973	978	(2)%	(3)

(a)	These assets are managed by and reported in Capital Management.

Total assets under management increased 4% and were up 10% vs. 4Q05 on market gains.

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Wachovia 4Q06 Quarterly Earnings Report

CORPORATE AND INVESTMENT BANK

This segment includes Corporate Lending, Investment Banking, and Treasury and International Trade Finance.

(See Table on Page 13)

CORPORATE LENDING

This sub-segment includes Large Corporate Lending, and Leasing.

Corporate Lending

Performance Summary

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$184	183	205	190	208	1%	(12)
Fee and other income	126	113	113	162	109	12	16
Intersegment revenue	6	8	7	7	7	(25)	(14)

Total revenue (Tax-equivalent)	316	304	325	359	324	4	(2)
Provision for credit losses	1	(5)	(33)	1	(25)	—	—
Noninterest expense	113	93	104	102	91	22	24
Income taxes (Tax-equivalent)	77	83	96	97	99	(7)	(22)

Segment earnings	$125	133	158	159	159	(6)%	(21)

Performance and other data
Economic profit	$—	9	19	52	37	—%	—
Risk adjusted return on capital (RAROC)	11.10%	11.89	13.18	17.51	15.81	—	—
Economic capital, average	$3,720	3,653	3,577	3,239	3,098	2	20
Cash overhead efficiency ratio (Tax-equivalent)	35.75%	30.76	31.81	28.51	28.41	—	—
Average loans, net	$31,485	31,901	31,416	30,836	30,455	(1)	3
Average core deposits	$169	148	136	156	230	14%	(27)

Corporate Lending Loans Outstanding

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Large corporate loans	$16,799	17,208	16,551	16,185	15,468	(2)%	9
Capital finance	14,686	14,693	14,865	14,651	14,987	—	(2)

Total loans outstanding	$31,485	31,901	31,416	30,836	30,455	(1)%	3

Net interest income was up 1% as a 1% decline in loans driven by lower spread large corporate loans was more than offset by a 14% increase in core deposits. Net interest income declined 12% compared with 4Q05, as loan growth of 3% was more than offset by runoff in higher-spread leasing assets and continued spread compression.

Fee and other income increased 12% as higher leasing fees were partially offset by higher credit default swap trading losses. Fee and other income grew 16% vs. 4Q05 as higher leasing and rail fees and increased securities gains were partially offset by higher credit default swap trading losses.

Provision of $1 million was up $6 million and increased $26 million from 4Q05 on lower recoveries.

Noninterest expense increased 22% on higher corporate allocations as well as an increase in salaries and employee benefits expense related to selective hiring in support of the expanding footprint. Noninterest expense increased 24% from 4Q05 driven by an increase in equipment expense associated with growth in operating leases.

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Wachovia 4Q06 Quarterly Earnings Report

INVESTMENT BANKING

This sub-segment includes Equity Capital Markets, M&A, Fixed Income Division, Loan Syndications and Principal Investing.

Investment Banking

Performance Summary

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$256	204	205	223	285	25%	(10)
Fee and other income	1,035	678	903	889	608	53	70
Intersegment revenue	(30)	(18)	(17)	(14)	(28)	(67)	7

Total revenue (Tax-equivalent)	1,261	864	1,091	1,098	865	46	46
Provision for credit losses	4	—	—	—	—	—	—
Noninterest expense	704	535	598	613	523	32	35
Income taxes (Tax-equivalent)	201	120	180	177	124	68	62

Segment earnings	$352	209	313	308	218	68%	61

Performance and other data
Economic profit	$269	130	241	242	155	—%	74
Risk adjusted return on capital (RAROC)	48.00%	31.22	50.77	53.99	39.50	—	—
Economic capital, average	$2,877	2,572	2,422	2,285	2,149	12	34
Cash overhead efficiency ratio (Tax-equivalent)	55.78%	61.96	54.89	55.77	60.26	—	—
Average loans, net	$7,391	6,098	5,160	5,034	4,832	21	53
Average core deposits	$8,945	8,475	9,226	8,952	9,154	6%	(2)

Net interest income increased 25%, or $52 million, on higher income in equities trading as well as growth in structured products loan outstandings and mortgage servicing deposits. Net interest income declined 10% from 4Q05 on lower municipal bond trading assets and equities trading-related income.

Fee and other income increased $357 million, or 53%, to a record $1.0 billion, driven by strength in real estate capital markets and record advisory and underwriting fees. Other income was up $262 million on higher commercial mortgage securitization income including a $41 million asymmetrical hedge gain on the warehouse compared to asymmetrical hedge losses of $63 million in 3Q06. Advisory and underwriting revenue increased $151 million, as record results in equities originations, M&A and loan syndications were coupled with continued strength in asset-backed/CDO and high grade originations. Principal investing results were up $48 million on both direct investment gains and fund distributions. Trading account profits of $35 million were down $90 million driven by trading-related revenue mix changes in equities, offset by $53 million in increased trading-related dividends in net interest income, as well as credit-related losses in structured products, and lower results in global rate products. Other banking fees increased $6 million on higher mortgage banking activity. Fee and other income increased $427 million, or 70%, from 4Q05 driven by the strong real estate capital markets results and record advisory and underwriting fees as well as improved trading-related revenues.

Investment Banking total trading revenue was $183 million, down $45 million related to credit-related losses in structured products and lower global rate products results. Total trading revenue was up $57 million from 4Q05 driven by losses in credit products in the year ago quarter.

Noninterest expense increased 32% from 3Q06 and grew 35% from 4Q05 on higher incentive compensation expense.

Investment Banking

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Total revenue
Fixed income global rate products	$120	119	188	179	128	1%	(6)
Fixed income credit products (Excluding loan portfolio)	169	149	139	188	77	13	—
Fixed income structured products/other	649	413	490	409	401	57	62

Total fixed income	938	681	817	776	606	38	55
Principal investing	141	93	180	124	148	52	(5)
Total equities/M&A/other	182	90	94	198	111	—	64

Total revenue	1,261	864	1,091	1,098	865	46	46

Trading-related revenue
Net interest income (Tax-equivalent)	83	27	66	59	125	—	(34)
Trading account profits (losses)	35	125	156	208	(51)	(72)	—
Other fee income	65	76	63	98	52	(14)	25

Total net trading-related revenue (Tax-equivalent)	183	228	285	365	126	(20)	45

Principal investing balances
Direct investments	1,029	931	912	843	841	11	22
Fund investments	823	852	888	757	753	(3)	9

Total principal investing balances	$1,852	1,783	1,800	1,600	1,594	4%	16

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Wachovia 4Q06 Quarterly Earnings Report

TREASURY AND INTERNATIONAL TRADE FINANCE

This sub-segment includes Treasury Services, International Correspondent Banking and Trade Finance.

Treasury and International Trade Finance

Performance Summary

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$101	98	97	91	93	3%	9
Fee and other income	192	198	199	191	184	(3)	4
Intersegment revenue	(33)	(33)	(32)	(30)	(30)	—	10

Total revenue (Tax-equivalent)	260	263	264	252	247	(1)	5
Provision for credit losses	—	—	—	—	12	—	—
Noninterest expense	174	163	176	172	171	7	2
Income taxes (Tax-equivalent)	32	36	32	29	24	(11)	33

Segment earnings	$54	64	56	51	40	(16)%	35

Performance and other data
Economic profit	$43	53	44	39	35	(19)%	23
Risk adjusted return on capital (RAROC)	59.61%	72.69	64.59	54.56	46.93	—	—
Economic capital, average	$349	339	334	362	382	3	(9)
Cash overhead efficiency ratio (Tax-equivalent)	67.09%	61.67	66.79	68.17	69.41	—	—
Average loans, net	$8,070	7,793	7,273	7,116	6,320	4	28
Average core deposits	$17,766	17,561	16,961	16,415	16,597	1%	7

Net interest income increased 3% on a 4% increase in International Trade Finance loans and 1% growth in core deposits. Net interest income grew 9% from 4Q05, due to loan and deposit growth of 28% and 7%, respectively, driven by strong organic growth coupled with the acquisition of Union Bank of California’s international correspondent banking business (UBOC) which closed in October 2005.

Fee and other income decreased 3% related to seasonality in International Trade Finance as well as lower service charges due to Treasury Services customers’ compensating balances covering more fees due to higher earnings credit rates. Fee and other income was up 4% from 4Q05 driven by the addition of UBOC as well as higher usage of Treasury Services electronic product offerings which were partially offset by a decline in Treasury Services paper product volumes.

Noninterest expense increased 7% primarily driven by higher corporate allocations, and increased 2% from 4Q05 primarily due to the effect of the UBOC transaction.

The Treasury Services business is managed in the Corporate and Investment Bank. Product revenues and earnings are also realized in other business lines within the company, including the General Bank and Wealth Management. Total treasury services product revenues for the company were $681 million in 4Q06 vs. $668 million in 3Q06 and $653 million in 4Q05.

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Wachovia 4Q06 Quarterly Earnings Report

CAPITAL MANAGEMENT

This segment includes Retail Brokerage Services and Asset Management.

(See Table on Page 14)

RETAIL BROKERAGE SERVICES

This sub-segment consists of the retail brokerage, and annuity and reinsurance businesses.

Retail Brokerage Services

Performance Summary

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$254	245	255	248	231	4%	10
Fee and other income	1,097	992	997	1,016	954	11	15
Intersegment revenue	(7)	(7)	(8)	(8)	(7)	—	—

Total revenue (Tax-equivalent)	1,344	1,230	1,244	1,256	1,178	9	14
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	995	905	934	961	917	10	9
Income taxes (Tax-equivalent)	127	120	112	108	95	6	34

Segment earnings	$222	205	198	187	166	8%	34

Performance and other data
Economic profit	$184	169	161	150	131	9%	40
Risk adjusted return on capital (RAROC)	63.19%	62.72	59.38	55.25	50.47	—	—
Economic capital, average	$1,393	1,300	1,334	1,372	1,308	7	6
Cash overhead efficiency ratio (Tax-equivalent)	74.03%	73.63	75.03	76.55	77.69	—	—
Average loans, net	$946	770	603	434	376	23	—
Average core deposits	$29,849	29,866	31,582	33,325	33,128	—%	(10)

Net interest income of $254 million increased 4% driven primarily by the impact of higher transaction activity. Net interest income was up 10% from 4Q05, driven by wider deposit spreads and the impact of higher transaction activity.

Fee and other income of $1.1 billion was up 11% on increased retail transaction activity, growth in managed account fees and higher valuations on investments used to fund deferred compensation plans (essentially offset by related expenses). Fees grew 15% from 4Q05 due primarily to growth in managed account fees and increased retail transaction activity.

Noninterest expense was up 10% on higher commissions expense, corporate allocations and deferred compensation expense. Noninterest expense increased 9% from 4Q05 on higher commissions expense, deferred compensation and other incentives, partially offset by lower litigation expense.

Retail Brokerage Transaction

The Retail Brokerage Services sub-segment results shown in the above table include 100% of the results of the Wachovia Securities retail brokerage transaction, which is the combination of Wachovia and Prudential Financial’s retail brokerage operations. The entity is a consolidated subsidiary of Wachovia Corporation for GAAP purposes. Wachovia Corporation owns 62% of Wachovia Securities retail brokerage and Prudential Financial, Inc. owns 38%. Prudential Financial’s minority interest is included in minority interest reported in the Parent (see page 37) and in Wachovia Corporation’s consolidated statements of income on a GAAP basis, which differs from our segment reporting as noted on pages 3 and 20. For the three months ended December 31, 2006, Prudential Financial’s pre-tax minority interest on a GAAP basis was $94 million.

The Retail Brokerage Services sub-segment results reported in the above table also include our Insurance Services business, as well as additional corporate allocations that are not included in the Wachovia Securities Financial Holdings results.

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Wachovia 4Q06 Quarterly Earnings Report

ASSET MANAGEMENT

This sub-segment consists of the mutual fund business and customized investment advisory services, including retirement services.

Asset Management

Performance Summary

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$3	2	3	2	3	50%	—
Fee and other income	259	242	231	217	216	7	20
Intersegment revenue	—	—	(1)	—	—	—	—

Total revenue (Tax-equivalent)	262	244	233	219	219	7	20
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	211	197	190	180	200	7	6
Income taxes (Tax-equivalent)	19	17	16	14	8	12	—

Segment earnings	$32	30	27	25	11	7%	—

Performance and other data
Economic profit	$25	23	21	19	4	9%	—
Risk adjusted return on capital (RAROC)	50.91%	49.58	48.18	46.78	19.04	—	—
Economic capital, average	$250	236	225	218	225	6	11
Cash overhead efficiency ratio (Tax-equivalent)	80.60%	81.01	81.64	81.96	92.18	—	—
Average loans, net	$20	25	13	28	13	(20)	54
Average core deposits	$251	248	245	258	220	1%	14

Fee and other income grew 7% on growth in separate account fees, the addition of Golden West and higher market valuations. Fees grew 20% from 4Q05 on strong growth in assets under management including the impact of merger activity.

Noninterest expense rose 7% on higher corporate allocations and merger activity, and increased 6% from 4Q05 as the effect of mergers was partially offset by lower personnel expense.

Total Assets Under Management (AUM)

	2006								2005		4Q06 vs 3Q06	4Q06 vs 4Q05
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Fourth Quarter
(In billions)	Amount	Mix	Amount	Mix	Amount	Mix	Amount	Mix	Amount	Mix
Equity	$101	37%	$93	37%	$91	38%	$87	37%	$82	35%	8%	22
Fixed income	114	41	107	43	101	43	106	44	105	46	7	9
Money market	61	22	50	20	45	19	45	19	43	19	23	42

Total assets under management (a)	$276	100%	$250	100%	$237	100%	$238	100%	$230	100%	10	20
Securities lending	57	—	50	—	61	—	61	—	57	—	14	—

Total assets under management and securities lending	$333	—	$300	—	$298	—	$299	—	$287	—	11%	16

(a) Includes $72 billion in assets managed for Wealth Management, which are also reported in that segment.

Mutual Funds (AUM)
	2006								2005
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Fourth Quarter		4Q06 vs 3Q06	4Q06 vs 4Q05
(In billions)	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix
Equity	$36	33%	$33	34%	$32	34%	$34	36%	$32	35%	9%	13
Fixed income	23	21	22	23	23	25	23	24	23	25	5	—
Money market	49	46	41	43	38	41	38	40	37	40	20	32

Total mutual fund assets	$108	100%	$96	100%	$93	100%	$95	100%	$92	100%	13%	17

Total assets under management were up $26 billion, or 10%, driven by the retention of $17.8 billion of assets related to the 4Q05 Corporate and Institutional Trust divestiture (previously held in the Parent), $5.0 billion growth related to market appreciation and $3.2 billion relating to Golden West. Growth of 20% from 4Q05 was due to the aforementioned retained assets related to the Corporate and Institutional Trust divestiture, increased market valuations, net asset inflows and the impact of MetWest Capital Management and Golden West.

Capital Management Eliminations

In addition to the above sub-segments, Capital Management results include eliminations among business units. Certain brokerage commissions earned on mutual fund sales by our brokerage sales force are eliminated and deferred in the consolidation of Capital Management reported results. In 4Q06, brokerage revenue and expense eliminations were a reduction of $2 million and $4 million, respectively.

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Wachovia 4Q06 Quarterly Earnings Report

PARENT

This sub-segment includes the central money book, investment portfolio, some consumer real estate and mortgage assets, minority interest in consolidated subsidiaries, businesses being wound down or divested including the Corporate and Institutional Trust businesses, other intangible amortization and eliminations.

Parent

Performance Summary

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$(114)	(127)	(26)	97	135	(10)%	—
Fee and other income	122	145	94	(15)	(14)	(16)	—
Intersegment revenue	2	2	2	1	1	—	—

Total revenue (Tax-equivalent)	10	20	70	83	122	(50)	(92)
Provision for credit losses	53	(10)	(5)	(2)	18	—	—
Noninterest expense	445	195	241	233	306	—	45
Minority interest	124	104	89	95	103	19	20
Income taxes (Tax-equivalent)	(364)	(210)	(173)	(133)	(216)	73	69

Segment loss	$(248)	(59)	(82)	(110)	(89)	—%	—

Performance and other data
Economic profit	$(216)	(91)	(102)	(132)	(111)	—%	95
Risk adjusted return on capital (RAROC)	(20.09)%	(1.45)	(3.77)	(9.07)	(3.60)	—	—
Economic capital, average	$2,743	2,876	2,800	2,663	2,946	(5)	(7)
Cash overhead efficiency ratio (Tax-equivalent)	3,001.72%	508.98	199.29	172.02	175.52	—	—
Lending commitments	$597	472	473	516	508	26	18
Average loans, net	23,030	21,033	22,381	23,393	11,823	9	95
Average core deposits	$2,533	4,471	4,518	5,261	5,753	(43)	(56)
FTE employees	24,938	23,886	24,087	24,248	24,066	4%	4

Net interest income increased $13 million, or 10%, and declined $249 million from 4Q05. Results reflect the liability sensitive nature of our securities portfolio and wholesale funding operations, which serves to hedge our asset sensitive core business activities. The benefits to the Parent of purchase accounting adjustments associated with the Golden West balance sheet, 4Q06 adjustments of $23 million and wider funds transfer pricing spreads (see page 20 for description) were partly offset by the funding charge associated with the addition of Golden West to the portfolio, growth in wholesale borrowing, compression of spreads in the funding of investment portfolios and lower securities balances. The decline in net interest income from 4Q05 was driven by the compression of spreads in funding the investment portfolio, lower contribution of hedge-related derivatives, in addition to the wholesale borrowing growth being only partially offset by growth in the securities portfolio.

Provision for credit losses increased $63 million linked quarter and $35 million from 4Q05 driven by growth in the credit card, commercial loan and auto loan portfolios.

Fee and other income declined $23 million and was up $136 million vs. 4Q05. 4Q06 results included $115 million in 4Q06 adjustments, which were more than offset by the following: a $34 million decline in securities gains, a $21 million decline related to the HomEq divestiture, a $21 million decline in fees relating to the continued account servicing of the Corporate and Institutional Trust divested businesses, and eliminations of $34 million related primarily to underwriting and structuring provided by the Corporate and Investment Bank for company-related activities as compared with $20 million of eliminations in 3Q06. Additionally, affordable housing tax credit eliminations were down $41 million. (Affordable housing results are recorded in Corporate and Investment Bank fee and other income net of the related tax benefit; this tax benefit is eliminated for consolidated reporting purposes in Parent fee and other income.)

The increase in fee and other income of $136 million from 4Q05 included $124 million in higher securities gains and 4Q06 adjustments of $115 million which was partially offset by a $51 million decline in fiduciary fees from the effect of the sale of the Corporate and Institutional Trust businesses as well as a $24 million decline in trading profits on higher economic hedging losses.

Noninterest expense increased $250 million and $139 million vs. 4Q05, primarily due to $198 million in 4Q06 adjustments. Linked quarter increases also included higher legal costs, professional and consulting fees in addition to higher occupancy expense partially driven by Golden West.

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Wachovia 4Q06 Quarterly Earnings Report

ASSET QUALITY

(See Table on Page 15)

Net charge-offs in the loan portfolio of $140 million increased $24 million driven by increases in the auto portfolio and were up $89 million from 4Q05 including the effect of the Westcorp merger. As a percentage of average net loans, annualized net charge-offs decreased 2 bps to 0.14% reflecting the addition of the Golden West loan portfolio. Overall, gross charge-offs of $211 million increased $35 million and represented 0.20% of average loans, and were partially offset by recoveries of $71 million which increased from $60 million in 3Q06.

Provision for credit losses of $206 million includes $28 million relating to our credit card portfolio and $22 million due to a refinement of our reserving methodology on a portion of our business banking loan portfolio. Provision also includes $7 million relating to loans sold out of the portfolio.

ALLOWANCE FOR CREDIT LOSSES

Allowance For Credit Losses

	2006
	Fourth Quarter		Third Quarter		Second Quarter
(In millions)	Amount	As a % of loans, net	Amount	As a % of loans, net	Amount	As a % of loans, net
Allowance for loan losses
Commercial	$1,867	1.15%	$1,830	1.15%	$1,834	1.19%
Consumer	1,333	0.52	1,084	0.82	1,067	0.83
Unallocated	160	—	90	—	120	—

Total	3,360	0.80	3,004	1.03	3,021	1.07
Reserve for unfunded lending commitments
Commercial	154	—	159	—	165	—

Allowance for credit losses	$3,514	0.84%	$3,163	1.09%	$3,186	1.13%

Memoranda
Total commercial (Including reserve for unfunded lending commitments)	$2,021	1.25%	$1,989	1.25%	$1,999	1.30%

Allowance for Credit Losses increased $351 million to $3.5 billion, including $303 million relating to the addition of Golden West’s portfolio, $28 million associated with our credit card portfolio and $22 million due to a refinement of our reserving methodology on a portion of our business banking loan portfolio. The allowance was also reduced by $12 million due to loans that were sold in the fourth quarter. As a percentage of loans, the allowance for loan losses of 0.80% and the allowance for credit losses of 0.84% decreased 23 and 25 bps, respectively, reflecting the addition of the well-collateralized, largely consumer real estate-secured Golden West portfolio. The reserve for unfunded lending commitments, which includes unfunded loans and standby letters of credit, was $154 million. The allowance for loan losses to nonperforming loans ratio was 272%, down from 520% in 3Q06 and 439% in 4Q05, also primarily a result of Golden West.

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Wachovia 4Q06 Quarterly Earnings Report

NONPERFORMING LOANS

Nonperforming Loans (a)

	2006				2005	4Q06 vs 3Q06	4Q06 vs 4Q05
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Balance, beginning of period	$578	619	672	620	784	(7)%	(26)

Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period	355	387	426	392	565	(8)	(37)
New nonaccrual loans and advances	157	129	188	147	117	22	34
Charge-offs	(42)	(27)	(35)	(34)	(64)	56	(34)
Transfers (to) from other real estate owned	(1)	(2)	(1)	—	(1)	(50)	—
Sales	(81)	(43)	(32)	(2)	(91)	88	(11)
Other, principally payments	(69)	(89)	(159)	(77)	(134)	(22)	(49)

Net commercial nonaccrual loan activity	(36)	(32)	(39)	34	(173)	13	(79)

Commercial nonaccrual loans, end of period	319	355	387	426	392	(10)	(19)

Consumer nonaccrual loan activity
Consumer nonaccrual loans, beginning of period	223	232	246	228	219	(4)	2
Balance of acquired entity at purchase date	589	—	—	—	—	—	—
New nonaccrual loans, advances and other, net	103	(9)	(14)	18	(5)	—	—
Transfers (to) from loans held for sale	—	—	—	—	15	—	—
Sales and securitizations	—	—	—	—	(1)	—	—

Net consumer nonaccrual loan activity	692	(9)	(14)	18	9	—	—

Consumer nonaccrual loans, end of period	915	223	232	246	228	—	—

Balance, end of period	$1,234	578	619	672	620	—%	99

(a)	Nonperforming assets included in loans held for sale at December 31, September 30, June 30, and March 31, 2006, and at December 31, 2005, were $16 million, $23 million, $23 million, $24 million and $32 million, respectively.

Nonperforming loans in the loan portfolio of $1.2 billion increased $656 million from 3Q06 and $614 million from 4Q05 driven by $681 million relating to Golden West. Otherwise, nonperforming loans decreased $25 million and $67 million from 4Q05.

New commercial nonaccrual inflows were $157 million, up $28 million. Commercial nonaccruals of $319 million decreased 10% and 19% from 4Q05. In 4Q06, $81 million of nonperforming commercial loans were sold directly out of the loan portfolio.

Consumer nonaccruals were $915 million, up $692 million, primarily due to Golden West.

Foreclosed properties decreased $49 million as a $71 million decline in commercial properties relating to the sale of property acquired in 3Q06 was somewhat offset by a $19 million increase relating to Golden West.

Portfolio Management Activity

In 4Q06, we sold $387 million of commercial loans out of the portfolio including $81 million of nonperforming loans. These sales increased provision expense by $7 million.

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Wachovia 4Q06 Quarterly Earnings Report

MERGER INTEGRATION UPDATE

Estimated Merger Expenses

In connection with the Golden West merger, which closed on October 1, 2006, we began recording certain merger-related and restructuring expenses in our income statement, as well as preliminary purchase accounting adjustments to record Golden West’s assets and liabilities at their respective fair values as of October 1, 2006, and certain exit costs related to Golden West’s businesses. As of December 31, 2006, net merger-related and restructuring expenses were $40 million, and exit cost purchase accounting adjustments were $41 million.

The following table indicates our progress compared with the estimated merger expenses for the transaction.

Golden West Transaction

One-time Costs

(In millions)	Net Merger- Related and Restructuring Expenses	Exit Cost Purchase Accounting Adjustments (a)	Total
Total estimated expenses	$288	192	480

Actual expenses
Total 2006	40	41	81

Total actual expenses	$40	41	81

(a)	These adjustments represent incremental costs related to combining the two companies and are specifically attributable to Golden West’s contributed business.

Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant Golden West acquired facilities.

These adjustments are reflected in goodwill and are not charges against income.

The total one-time costs for this transaction are the sum of total merger-related and restructuring expenses as reported in the following Merger-Related and Restructuring Expenses table and total pre-tax exit cost purchase accounting adjustments (one-time costs) as detailed in the Goodwill and Other Intangibles table on the following page.

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Wachovia 4Q06 Quarterly Earnings Report

Merger-Related and Restructuring Expenses

(Income Statement Impact)

	2006				2005
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Total Golden West merger-related and restructuring expenses	$37	3	—	—	—
Total SouthTrust merger-related and restructuring expenses	—	—	—	64	57
Total HomEq merger-related and restructuring expenses	(2)	24	19	—	—
Other merger-related and restructuring expenses	14	11	5	4	1

Net merger-related and restructuring expenses	49	38	24	68	58
Income tax (benefit)	(20)	(13)	(9)	(22)	(21)

After-tax net merger-related and restructuring expenses	$29	25	15	46	37

MERGER-RELATED AND RESTRUCTURING EXPENSES

In 4Q06, we recorded $37 million in net merger-related and restructuring expenses related to Golden West.

GOODWILL AND OTHER INTANGIBLES

Under purchase accounting, the assets and liabilities of Golden West were recorded at fair values as of October 1, 2006, as if they had been purchased in the open market. The purchase accounting adjustments associated with Golden West’s assets and liabilities are preliminary and are subject to further refinement. The premiums and discounts that resulted from the purchase accounting adjustments to financial instruments are accreted/amortized into income/expense over the estimated term of the respective assets and liabilities, similar to the purchase of a bond at a premium or discount. This results in a market yield in the income statement for those assets and liabilities. Assuming a stable market environment from the date of purchase, we would expect that as these assets and liabilities mature, they could generally be replaced with instruments of similar yields.

In 4Q06, we recorded $34 million in net after-tax exit costs principally comprising severance and transaction-related costs. The after-tax fair value purchase accounting adjustments related to Golden West were $538 million. These adjustments are preliminary and subject to further refinement.

Goodwill and Other Intangibles Created by the Golden West Transaction - Preliminary

2006
(In millions)	Fourth Quarter
Purchase price less former Golden West ending tangible stockholders’ equity as of October 1, 2006	$14,543

Fair value purchase accounting adjustments (a)
Financial assets	827
Premises and equipment	—
Employee benefit plans	—
Financial liabilities	107
CRE	(106)
Other	37
Income taxes	(327)

Total fair value purchase accounting adjustments	538

Exit cost purchase accounting adjustments (b)
Personnel and employee termination benefits	12
Occupancy and equipment	—
Contract cancellations	—
Regulatory mandated branch sales	—
Other	29

Total pre-tax exit costs	41
Income taxes	(7)

Total after-tax exit cost purchase accounting adjustments (One-time costs)	34

Total purchase intangibles	15,115
Core deposit base and customer relationship intangibles (Net of income taxes)	261

Goodwill as of December 31, 2006	$14,854

(a)	These adjustments represent fair value adjustments in compliance with purchase accounting standards and adjust assets and liabilities of the former Golden West to their fair values as of October 1, 2006.

(b)	These adjustments represent incremental costs relating to combining the two companies and are specifically attributable to those businesses of the former Golden West.

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Wachovia 4Q06 Quarterly Earnings Report

E XPLANATION OF OUR USE OF CERTAIN NON-GAAP FINANCIAL MEASURES

In addition to results presented in accordance with GAAP, this quarterly earnings report includes certain non-GAAP financial measures, including those presented on pages 3 and 7 under the captions “Earnings Reconciliation”, and “Other Financial Measures”, with the sub-headings – “Earnings excluding merger-related and restructuring expenses” — “Earnings excluding merger-related and restructuring expenses, and discontinued operations” and — “Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations”, and which are reconciled to GAAP financial measures on pages 43-46. In addition, in this quarterly earnings report certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

In the fourth quarter of 2006, as a result of performing our review under SAB 108, we identified certain immaterial, prior year adjustments which are unrelated to SAB 108 and which are further discussed and outlined on page 21. These adjustments are referred to as “4Q06 adjustments” and in some instances herein, our reported results are discussed excluding the effect of these 4Q06 adjustments to illustrate the effects on core operating trends without such adjustments.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses and discontinued operations permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia’s management makes recommendations to its board of directors about dividend payments based on reported earnings excluding merger-related and restructuring expenses, other intangible amortization, discontinued operations and the cumulative effect of a change in accounting principle, and has communicated certain dividend payout ratio goals to investors on this basis. Management believes this payout ratio is useful to investors because it provides investors with a better understanding of and permits investors to monitor Wachovia’s dividend payout policy. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

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Wachovia 4Q06 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2006				2005
(In millions)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income from continuing operations
Net income (GAAP)	A	$2,301	1,877	1,885	1,728	1,707
Discontinued operations, net of income taxes (GAAP)		(46)	—	—	—	(214)

Income from continuing operations (GAAP)		2,255	1,877	1,885	1,728	1,493
Merger-related and restructuring expenses (GAAP)		29	25	15	46	37

Earnings excluding merger-related and restructuring expenses, and discontinued operations	B	2,284	1,902	1,900	1,774	1,530
Other intangible amortization (GAAP)		90	59	64	59	57

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C	$2,374	1,961	1,964	1,833	1,587

Return on average common stockholders’ equity
Average common stockholders’ equity (GAAP)	D	$69,725	50,143	49,063	47,926	46,407
Merger-related and restructuring expenses (GAAP)		95	70	50	19	146
Discontinued operations (GAAP)		(8)	—	—	—	(36)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, and discontinued operations	E	69,812	50,213	49,113	47,945	46,517
Average intangible assets (GAAP)	F	(39,979)	(24,943)	(24,972)	(23,689)	(23,302)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	G	$29,833	25,270	24,141	24,256	23,215

Return on average common stockholders’ equity
GAAP	A/D	13.09%	14.85	15.41	14.62	14.60
Excluding merger-related and restructuring expenses, and discontinued operations	B/E	12.98	15.02	15.52	15.01	13.05
Return on average tangible common stockholders’ equity
GAAP	A/D+F	30.68	29.55	31.38	28.91	29.33
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C/G	31.58%	30.79	32.63	30.64	27.11

Table continued on next page.

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Wachovia 4Q06 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2006				2005
(In millions)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Return on average assets
Average assets (GAAP)	H	$698,687	555,164	543,612	522,209	520,382
Average intangible assets (GAAP)		(39,979)	(24,943)	(24,972)	(23,689)	(23,302)

Average tangible assets (GAAP)	I	$658,708	530,221	518,640	498,520	497,080

Average assets (GAAP)		$698,687	555,164	543,612	522,209	520,382
Merger-related and restructuring expenses (GAAP)		95	70	50	19	146
Discontinued operations (GAAP)		(8)	—	—	—	(36)

Average assets, excluding merger-related and restructuring expenses, and discontinued operations	J	698,774	555,234	543,662	522,228	520,492
Average intangible assets (GAAP)		(39,979)	(24,943)	(24,972)	(23,689)	(23,302)

Average tangible assets, excluding merger-related and restructuring expenses, and discontinued operations	K	$658,795	530,291	518,690	498,539	497,190

Return on average assets
GAAP	A/H	1.31%	1.34	1.39	1.34	1.30
Excluding merger-related and restructuring expenses, and discontinued operations	B/J	1.30	1.36	1.40	1.38	1.17
Return on average tangible assets
GAAP	A/I	1.39	1.40	1.46	1.41	1.36
Excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	C/K	1.43%	1.47	1.52	1.49	1.27

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 43 through 46 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

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Wachovia 4Q06 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2006				2005
(In millions)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Overhead efficiency ratios
Noninterest expense (GAAP)	L	$4,931	4,045	4,261	4,239	4,183
Merger-related and restructuring expenses (GAAP)		(49)	(38)	(24)	(68)	(58)

Noninterest expense, excluding merger-related and restructuring expenses	M	4,882	4,007	4,237	4,171	4,125
Other intangible amortization (GAAP)		(141)	(92)	(98)	(92)	(93)

Noninterest expense, excluding merger-related and restructuring expenses, and other intangible amoritization	N	$4,741	3,915	4,139	4,079	4,032

Net interest income (GAAP)		$4,577	3,541	3,641	3,490	3,523
Tax-equivalent adjustment		35	37	34	49	52

Net interest income (Tax-equivalent)		4,612	3,578	3,675	3,539	3,575
Fee and other income (GAAP)		3,980	3,465	3,583	3,517	2,989

Total	O	$8,592	7,043	7,258	7,056	6,564

Retail Brokerage Services, excluding insurance
Noninterest expense (GAAP)	P	$984	893	924	950	899

Net interest income (GAAP)		$248	239	249	241	226
Tax-equivalent adjustment		—	—	1	—	—

Net interest income (Tax-equivalent)		248	239	250	241	226
Fee and other income (GAAP)		1,065	962	967	980	919

Total	Q	$1,313	1,201	1,217	1,221	1,145

Overhead efficiency ratios
GAAP	L/O	57.38%	57.44	58.71	60.07	63.72
Excluding merger-related and restructuring expenses	M/O	56.81	56.90	58.39	59.10	62.84
Excluding merger-related and restructuring expenses, and brokerage	M-P/O-Q	53.56	53.30	54.85	55.20	59.52
Excluding merger-related and restructuring expenses, and other intangible amoritization	N/O	55.17	55.60	57.03	57.81	61.41
Excluding merger-related and restructuring expenses, other intangible amoritization and brokerage	N-P/O-Q	51.62%	51.73	53.22	53.63	57.79

Table continued on next page.

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Wachovia 4Q06 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2006				2005
(In millions, except per share data)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Operating leverage
Operating leverage (GAAP)		$665	1	180	436	(312)
Merger-related and restructuring expenses (GAAP)		10	15	(45)	10	(25)

Operating leverage, excluding merger-related and restructuring expenses		675	16	135	446	(337)
Other intangible amortization (GAAP)		50	(8)	7	(2)	(6)

Operating leverage, excluding merger-related and restructuring expenses, and other intangible amoritization		$725	8	142	444	(343)

Dividend payout ratios on common shares
Dividends paid per common share	R	$0.56	0.56	0.51	0.51	0.51

Diluted earnings per common share (GAAP)	S	$1.20	1.17	1.17	1.09	1.09
Merger-related and restructuring expenses (GAAP)		0.01	0.02	0.01	0.03	0.02
Other intangible amortization (GAAP)		0.05	0.04	0.04	0.04	0.04
Discontinued operations (GAAP)		(0.02)	—	—	—	(0.14)

Diluted earnings per common share, excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	T	$1.24	1.23	1.22	1.16	1.01

Dividend payout ratios
GAAP	R/S	46.67%	47.86%	43.59	46.79	46.79
Excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	R/T	45.16%	45.53	41.80	43.97	50.50

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 43 through 46 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

Reconciliation of Certain Non-GAAP Financial Measures

	Years Ended December 31,
(In millions, except per share data)	2006	2005
Earnings
Net income (GAAP)	$7,791	6,643
Merger-related and restructuring expenses (GAAP)	115	167

Earnings excluding merger-related and restructuring expenses	7,906	6,810
Discontinued operations, net of income taxes (GAAP)	(46)	(214)

Earnings excluding merger-related and restructuring expenses, and discontinued operations	7,860	6,596
Other intangible amortization (GAAP)	272	261

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	$8,132	6,857

Diluted earnings per share
Net income (GAAP)	$4.63	4.19
Merger-related and restructuring expenses (GAAP)	0.07	0.11

Earnings excluding merger-related and restructuring expenses	4.70	4.30
Discontinued operations, net of income taxes (GAAP)	(0.02)	(0.14)

Earnings excluding merger-related and restructuring expenses, and discontinued operations	4.68	4.16
Other intangible amortization (GAAP)	0.16	0.17

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	$4.84	4.33

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Wachovia 4Q06 Quarterly Earnings Report

C AUTIONARY STATEMENT

The foregoing materials and management’s discussion of them may contain, among other things, certain forward-looking statements with respect to Wachovia, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements relating to certain of Wachovia’s goals and expectations with respect to earnings, earnings per share, revenue, expenses, and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, (ii) statements relating to the benefits of the merger between Wachovia and Golden West Financial Corporation completed October 1, 2006 (the “Golden West Merger”), (iii) statements relating to the benefits of the acquisition by Wachovia of Westcorp and WFS Financial Inc, completed on March 1, 2006 (the “Westcorp Transaction” and together with the Golden West Merger, the “Mergers”), (iv) statements with respect to Wachovia’s plans, objectives, expectations and intentions and other statements that are not historical facts, and (v) statements preceded by, followed by or that include the words “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets”, “probably”, “potentially”, “projects”, “outlook” or similar expressions. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia’s control). The following factors, among others, could cause Wachovia’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements: (1) the risk that the businesses involved in the Mergers will not be integrated successfully or such integrations may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Mergers may not be fully realized or realized within the expected time frame; (3) revenues following the Mergers may be lower than expected; (4) deposit attrition, customer attrition, operating costs, and business disruption following the Mergers, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) enforcement actions by governmental agencies that are not currently anticipated; (6) the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (7) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (8) inflation, interest rate, market and monetary fluctuations; (9) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s capital markets and capital management activities, including, without limitation, its mergers and acquisition advisory business, equity and debt underwriting activities, private equity investment activities, derivative securities activities, investment and wealth management advisory businesses, and brokerage activities; (10) adverse changes in the financial performance and/or condition of Wachovia’s borrowers which could impact the repayment of such borrowers’ outstanding loans; (11) the impact of changes in accounting principles; and (12) the impact on Wachovia’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the reports filed by Wachovia with the Securities and Exchange Commission, including its Current Report on Form 8-K dated January 23, 2007.

Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the Mergers or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.

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Wachovia 4Q06 Quarterly Earnings Report

S UPPLEMENTAL ILLUSTRATIVE COMBINED INFORMATION

This Quarterly Earnings Report contains certain financial information labeled “Combined” results. The “Combined” information contained in this Quarterly Earnings Report shows certain historical financial data for each of Wachovia and Golden West and also shows similar combined illustrative information reflecting the merger of Golden West with and into a wholly-owned subsidiary of Wachovia. The historical financial data show the financial results actually achieved by Wachovia and by Golden West for the periods indicated. The “Combined” illustrative information shows the illustrative effect of the merger under the purchase method of accounting hypothetically assuming the merger was consummated as of the applicable prior period, instead of October 1, 2006, the actual merger consummation date. In the case of the “Combined” illustrative information for the full year ended December 31, 2006, the standalone Golden West information represents the period from January 1, 2006 to September 30, 2006.

The “Combined” illustrative information is not prepared in accordance with generally accepted accounting principles (“GAAP”), although both the historical Wachovia and the historical Golden West financial information presented were prepared in accordance with GAAP. Wachovia believes the “Combined” illustrative information is useful to investors in understanding how the financial information of Wachovia and Golden West may have appeared on a combined basis had the two companies actually been merged as of the dates indicated and how the financial information of the General Bank segment and Retail and Small Business sub-segment of the new combined company may have appeared had the two companies actually been merged as of the dates indicated. In some instances, “Combined” information presented herein excludes the effects of Golden West’s large charitable contribution and related securities gains in the third quarter of 2006 (the “charitable contribution”). Wachovia believes such presentation assists investors in understanding the effects on core operating trends without such charitable contribution.

The “Combined” illustrative information includes estimated adjustments to record certain assets and liabilities of Golden West at their respective fair values and to record certain exit costs related to Golden West. The estimated adjustments are subject to updates as additional information becomes available and as additional analyses are performed. Certain other assets and liabilities of Golden West will also be subject to adjustment to their respective fair values, including additional intangible assets which may be identified. Pending more detailed analyses, no estimated adjustments are included for these assets and liabilities. Any change in the fair value of the net assets of Golden West will change the amount of the purchase price allocable to goodwill. In addition, the final adjustments may be materially different from the unaudited estimated adjustments presented. The “Combined” illustrative information cannot be reconciled to GAAP because many of the purchase accounting adjustments resulting from the merger are based upon valuations of assets as of the merger date and therefore cannot be ascertained for prior periods.

We anticipate the merger will provide Wachovia with financial benefits that include increased revenue and reduced operating expenses, but these financial benefits are not reflected in the “Combined” illustrative information. Accordingly, the “Combined” illustrative information does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the period presented.

The costs associated with merger integration activities that impact certain Golden West systems, facilities and equipment, personnel and contractual arrangements will be recorded as purchase accounting adjustments when the appropriate plans are in place with potential refinements up to one year after completion of the merger as additional information becomes available. We currently estimate exit cost purchase accounting adjustments will amount to $192 million ($117 million after tax). The costs associated with integrating systems and operations will be recorded as merger-related expenses based on the nature and timing of the related expenses, but generally will be recorded as the expenses are incurred. Restructuring expenses will be recorded based on the nature and timing of the expenses and generally will include merger integration activities that impact Wachovia systems, facilities and equipment, personnel and contractual arrangements. We currently expect merger-related and restructuring expenses will amount to $288 million ($176 million after tax) and will be incurred and reported through 2008.

The information herein is based on historical financial information and related notes that Wachovia and Golden West have respectively presented in prior filings with the Securities and Exchange Commission. Shareholders are encouraged to review the historical financial information and related notes in connection with the “Combined” illustrative information.

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